______________________________________________________________________________




                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                                  FINDWHAT.COM
                                WHO MERGER CORP.
                A WHOLLY OWNED DIRECT SUBSIDIARY OF FINDWHAT.COM

                                       AND
                              ESPOTTING MEDIA INC.



                                  June 17, 2003


______________________________________________________________________________

                          AGREEMENT AND PLAN OF MERGER


This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 17th day of June, 2003, by and among FindWhat.com, a Nevada corporation ("FindWhat"), Who Merger Corp., a Delaware corporation and a wholly owned subsidiary of FindWhat ("Subcorp"), and Espotting Media Inc., a Delaware corporation ("Espotting").

                             PRELIMINARY STATEMENTS

A. The board of directors of FindWhat has determined that a combination of its businesses with the businesses operated by Espotting through the merger of Subcorp with and into Espotting, with Espotting as the surviving corporation (the "Merger"), pursuant to which each share of Espotting Capital Stock (as defined in Section 4.4) outstanding at the Effective Time (as defined in Section 1.2) will be converted into the right to receive the Merger Consideration (as defined in Section 2.1), is consistent with and in furtherance of the long-term business strategy of FindWhat and the holders of shares of FindWhat Common Shares (as defined in Section 3.3(a) (the "FindWhat Stockholders"), all as more fully provided herein.

B. The board of directors of Espotting has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Espotting and Espotting desires to combine its businesses with the businesses operated by FindWhat and for the holders of shares of Espotting Capital Stock (as defined in Section 4.4) (the "Espotting Stockholders") to have a continuing equity interest in the combined FindWhat/Espotting businesses through the ownership of FindWhat Common Shares.

C. The respective Boards of Directors of FindWhat, Subcorp and Espotting have determined the Merger in the manner contemplated herein to be desirable and in the best interests of their respective stockholders and, by resolutions duly adopted, have approved and adopted this Agreement.

D. As a condition and inducement to FindWhat's willingness to enter into this Agreement, certain stockholders of Espotting (the "Designated Espotting Stockholders") are entering into an agreement dated as of the date hereof in the form of Exhibit A (the "Espotting Stockholder Voting Agreement") pursuant to which the Designated Espotting Stockholders have agreed, among other things, to vote their shares of Espotting Capital Stock in favor of the adoption of this Agreement.

E. As a condition and inducement to Espotting's willingness to enter into this Agreement, certain stockholders of FindWhat (the "Designated FindWhat Stockholders") are entering into an agreement dated as of the date hereof in the form of Exhibit B (the "FindWhat Stockholder Voting Agreement") pursuant to which the Designated FindWhat Stockholders have agreed, among other things, to vote their shares of FindWhat Common Shares in favor of the adoption of this Agreement.

                                    AGREEMENT

         Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Subcorp shall be merged with and into Espotting at the Effective Time. As a result of the Merger, the separate corporate existence of Subcorp shall cease and Espotting shall continue its existence under the laws of the State of Delaware. Espotting, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

1.2 Effective Time. As promptly as possible on the Closing Date (as defined below), the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the DGCL. The Merger shall become effective (the "Effective Time") when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as shall be agreed upon by FindWhat and Espotting and specified in the Certificate of Merger. Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103-3198, or such other place as the parties may agree on, as soon as practicable (but in any event within ten business days) following the date upon which all conditions set forth in Article VI that are capable of being satisfied prior to the Closing have been satisfied or waived, or at such other date as FindWhat and Espotting may agree; provided that the conditions set forth in Article VI have been satisfied or waived at or prior to such date. The date on which the Closing takes place is referred to herein as the "Closing Date." For all Tax (as defined in Section 3.12(h) below) purposes, the Closing shall be effective at the start of the day on the Closing Date.

1.3 Effects of the Merger. At and after the Effective Time, the Merger will have the effect set forth in the DGCL.

1.4 Certificate of Incorporation and Bylaws. (i) The Restated Certificate of Incorporation of Espotting, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation in the Merger and (ii) the Bylaws of Espotting in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation; in each case, until amended in accordance with the DGCL.

1.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the officers of Espotting shall be the officers of the Surviving Corporation and the directors of Subcorp shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified. On the Closing Date, Espotting shall deliver to FindWhat evidence satisfactory to FindWhat of the resignations of the directors of Espotting and each Espotting Subsidiary, such resignations to be effective as of the Effective Time. FindWhat shall cause the election of new directors, as determined by FindWhat, for Espotting and each Espotting Subsidiary as soon as practicable after the Effective Time.

1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Espotting, or (b) otherwise carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are authorized in the name of Espotting or otherwise to take any and all such action.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

2.1 Merger Consideration; Exchange Ratio; Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of FindWhat, Subcorp or Espotting or their respective stockholders:

         (a) Each share of Espotting Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(d) hereof and Dissenting Shares (as defined in Section 2.5 below)) will be converted into and represent the right to receive cash and a number of FindWhat Common Shares equal to the Exchange Ratio (as defined in Section 2.1(b) (the aggregate value of the cash and FindWhat Common Shares so received being the "Merger Consideration").

         (b) The cash to be received for each share of Espotting Capital Stock shall be equal to the Total Cash Amount (as defined below) divided by the number of outstanding shares of Espotting Capital Stock as of the Effective Time, exclusive of Espotting treasury shares and Dissenting Shares (as defined in Section 2.5). The Total Cash Amount shall equal the sum of $27,000,000 plus the Adjustment Amount (as defined below), which may be a positive or negative number. The Adjustment Amount shall be determined according to the following formula:

                     A = $22,000,000 - (B - (C+D+E)) - F - G

                  A = Adjustment Amount
                  B = $27,278,000, being FindWhat's net assets as of March 31,
                      2003
                  C = Espotting's audited net assets as of March 31, 2003,
                      assuming a full valuation allowance for Espotting's net operating loss carryforwards in accordance with United States generally accepted accounting principles applied on a consistent basis during the period involved

                  D = The future cash tax benefit of Espotting's net operating loss carryforwards as of March 31, 2003, as determined by Ernst & Young, LLP prior to the Closing Date
                  E =  he principal amount of the Loan Notes (as defined in
                      Section 4.4)
                  F = The aggregate amount of principal and interest owed by
                      Espotting to FindWhat as of the Effective Time
                  G = The outstanding principal amount and interest of any B
                      Loan Notes (as defined in Section 6.3(f)) not converted into shares of Espotting Common Stock prior to the Effective Time pursuant to Section 5.3(h)

Each share of Espotting Capital Stock, exclusive of Espotting treasury shares shall also be entitled to receive such number of FindWhat Common Shares equal to the Exchange Ratio. The Exchange Ratio shall equal the quotient of (i) the Stock Consideration and (ii) the number of outstanding shares of Espotting Capital Stock as of the Effective Time, exclusive of Espotting treasury shares and Dissenting Shares, expressed to four decimals.

         (c) The Stock Consideration shall be 8,050,819 as adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into FindWhat Common Shares), reorganization or recapitalization with respect to FindWhat Common Shares, as the case may be, occurring after the date hereof and prior to the Effective Time.

         (d) Each share of Espotting Capital Stock held in the treasury of Espotting shall be cancelled and retired and no payment shall be made in respect thereof.

         (e) Each issued and outstanding share of capital stock of Subcorp then outstanding shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

2.2 Fractional Shares; Adjustments.

         (a) No certificates for fractional FindWhat Common Shares shall be issued as a result of the conversion provided for in Section 2.1(a) and such fractional share interests will not entitle the owner thereof to vote or have any rights of a holder of FindWhat Common Shares.

         (b) In lieu of any such fractional FindWhat Common Shares, the holder of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Espotting Capital Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a), upon presentation of such fractional interest represented by an appropriate certificate for Espotting Capital Stock to the Exchange Agent (as defined in Section 2.3(a)) pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (as determined as part of the Exchange Ratio) of such fractional interest. Such payment with respect to fractional shares is intended to avoid the expense and inconvenience of issuing fractional shares and to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one Certificate shall be surrendered for the account of the same holder, the number of shares of Espotting Capital Stock for which Certificates have been surrendered shall be appropriately adjusted to provide to the holders of shares of Espotting Capital Stock the same economic effect as contemplated by this Agreement. The fractional share interests of each Espotting Stockholder will be aggregated, and no Espotting Stockholder will receive cash in an amount greater than the value of one full FindWhat Common Share for such fractional share interest.

2.3      Exchange of Certificates.

         (a) Exchange Agent. As of the Effective Time, FindWhat shall deposit with a bank, trust company or such other exchange agent as may be designated by FindWhat (the "Exchange Agent") and which shall be reasonably acceptable to Espotting, for the benefit of Espotting Stockholders, for exchange in accordance with this Section 2.3, for the Merger Consideration comprised of (i) certificates representing FindWhat Common Shares issuable pursuant to Section
2.1 in exchange, in part, for outstanding shares of Espotting Capital Stock, and
(ii) cash, pursuant to Section 2.1 in exchange, in part, for outstanding shares of Espotting Capital Stock (together with any dividends or distributions with respect to the cash portion thereof, the "Exchange Fund").

         (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other customary provisions as FindWhat may reasonably specify) and
(ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing such number of FindWhat Common Shares as such Espotting Stockholder is entitled. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing that whole number of FindWhat Common Shares which such holder has the right to receive pursuant to Section 2.1 in such denominations and registered in such names as such holder may request, and (ii) payment by wire transfer of funds in U.S. dollars representing (A) the amount of the Merger Consideration which such holder has the right to receive pursuant to the provisions of this Article II, and (B) the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax. The shares represented by a Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of Espotting Capital Stock. In the event of a transfer of ownership of shares of Espotting Capital Stock that is not registered on the transfer records of Espotting, a certificate representing the proper number of FindWhat Common Shares, together with a check for the cash to be paid as part of the Merger Consideration and for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of Espotting Capital Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing FindWhat Common Shares, cash as part of the Merger Consideration, and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this
Article II. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by FindWhat, the posting by such person of a bond in such reasonable amount as FindWhat may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate, a certificate representing the proper number of FindWhat Common Shares, together with a check for the cash to be paid as part of the Merger Consideration, and for the cash to be paid in lieu of fractional shares, if any, with respect to the shares of Espotting Capital Stock formerly represented thereby, and unpaid dividends and distributions on FindWhat Common Shares, if any, as provided in this Article II.

         (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to FindWhat Common Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, no cash payment as part of the Merger Consideration and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this
Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 3.9), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole FindWhat Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole FindWhat Common Shares and not paid, less the amount of any withholding taxes that may be required thereon, (ii) the amount of cash representing a portion of the Merger Consideration, and (iii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole FindWhat Common Shares, less the amount of any withholding taxes which may be required thereon.

         (d) No Further Ownership Rights in Espotting Capital Stock. All Merger Consideration issued and/or paid upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued and/or paid in full satisfaction of all rights pertaining to such shares of Espotting Capital Stock represented thereby, and, as of the Effective Time, the stock transfer books of Espotting shall be closed and there shall be no further registration of transfers on the stock transfer books of Espotting of shares of Espotting Capital Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.3.

         (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to Espotting Stockholders six months after the date of the mailing required by Section 2.3(b) shall be delivered to FindWhat, upon demand thereby, and holders of Certificates who have not theretofore complied with this
Section 2.3 shall thereafter look only to FindWhat for payment of any claim to FindWhat Common Shares, cash as a portion of the Merger Consideration or cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

         (f) No Liability. None of FindWhat, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Espotting Capital Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of Espotting Capital Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.4(d)), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of FindWhat, free and clear of all claims or interest of any person previously entitled thereto.

         (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by FindWhat, on a daily basis. Any interest and other income resulting from such investments shall be paid to FindWhat upon termination of the Exchange Fund pursuant to Section 2.3(e).

         (h) Withholding Rights. Each of the Surviving Corporation and FindWhat shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Espotting Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax (as defined in Section 3.12(h)) law. To the extent that amounts are so withheld by the Surviving Corporation or FindWhat, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Espotting Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation or FindWhat, as the case may be. Any Tax withheld by FindWhat or the Surviving Corporation shall be paid by FindWhat or the Surviving Corporation, as the case may be, to the appropriate Governmental Authority (as defined in Section 3.4(c)) when due in accordance with Applicable Law (as defined in Section 3.9) and FindWhat or the Surviving Corporation, as the case may be, shall within 30 days of the payment of such Tax deliver to the holder of the shares of Espotting Capital Stock evidence reasonably satisfactory to such holder that payment was duly remitted to the appropriate Governmental Authority.

         (i) Restrictive Legends. Each Espotting Stockholder entitled to receive 500,000 or more FindWhat Common Shares issued in connection with the Merger will receive two certificates evidencing such FindWhat Common Shares, or any replacements or substitutions therefor, registered in the name of such Espotting Stockholder, with (i) the first certificate evidencing 100,000 FindWhat Common Shares without a legend restricting the transfer of such shares, and (ii) a second certificate evidencing all other FindWhat Common Shares with a legend stating in substance that such FindWhat Common Shares may not transferred by the Espotting Stockholder during the first ninety days following the Closing Date and, thereafter, no more than 100,000 of such FindWhat Common Shares may be transferred by the Espotting Stockholder in any one of the three successive thirty day periods following the 90th day after the Closing Date (the "Restrictive Period"). It is understood and agreed that stop transfer instructions will be given to all transfer agents of FindWhat Common Shares for purposes of this Section 2.3(i) and that the legend described herein shall be removed by delivery of a substitute certificate without such legend as of the first day after the Restrictive Period.

2.4      Treatment of Stock Options and Warrants.

         (a) European Options. Prior to the Effective Time, the board of directors of Espotting shall take such action as is necessary to effect the vesting of all unexpired and unexercised outstanding warrants and options granted or issued by Espotting to an Espotting Employee (as defined in Section 4.15(a)) or Espotting Consultant (as defined in Section 4.17(b)) pursuant to the European Plan (as defined in Section 5.3(c)(xxiii) and in effect on the date hereof (each, a "European Option"), so that all unvested European Options become fully vested immediately prior to the Effective Time and, for purposes of
Section 6.3(e) of this Agreement, the failure of the board of directors of Espotting to take such action shall be a Material Adverse Effect with respect to Espotting. Prior to the Effective Time, FindWhat and Espotting shall take all such actions as may be necessary to cause the European Options held by each holder of European Options (a "European Option Holder") to be automatically converted at the Effective Time into an option or warrant, as applicable (a "FindWhat European Exchange Option"), for such European Option Holder to purchase such number of FindWhat Common Shares equal to the product of the number of shares of Espotting Common Stock subject to such European Options and the Option Exchange Ratio (as defined below), rounded up to the nearest whole FindWhat Common Share, at an exercise price equal to the per share exercise price of such European Option divided by the Option Exchange Ratio, rounded up to the nearest whole cent, and with other terms and conditions that are (except to the extent set forth in Section 2.4(a)) substantially similar to the terms and conditions contained in such European Options immediately before the Effective Time. For purposes hereof, the "Option Exchange Ratio" shall equal a fraction, (i) the numerator of which is the sum of (a) the Stock Consideration, as adjusted pursuant to Section 2.1(c), and (b) the result of dividing (x) the Total Cash Amount by (y) 11, and the denominator of which is the number of shares of Espotting Common Stock outstanding as of the Closing Date, exclusive of Espotting treasury shares and Dissenting Shares, such fraction to be expressed to four decimals.

         (b) European Top-Up Options. On the business day immediately prior to the Closing Date, Espotting shall grant to each European Option Holder a new option under the European Plan on a fully vested basis for each European Option they hold (the "European Top-Up Options"). Each European Top-Up Option shall be exercisable for the number of shares of Espotting Common Stock equal to the difference between (i) the number of shares of Espotting Common Stock subject to the corresponding European Option and (ii) the number of FindWhat Common Shares subject to the FindWhat European Exchange Option into which such European Option will automatically convert at the Effective Time in accordance with Section 2.4(a) (provided that, if (ii) above is equal to or greater than (i) above, the number of shares under the European Top-Up Option shall be zero). The exercise price per share of Espotting Common Stock subject to the European Top-Up Option shall equal $0.01. The European Top-Up Options will not be exercisable for a period of 12 months following the Closing Date. Any European Top-Up Options will be granted to a European Option Holder resident and ordinarily resident in the

U.K. shall be granted subject to such European Option Holder agreeing to accept the transfer of, and to pay, any employer's liability to make U.K. national insurance contributions in respect of such European Top-Up Options. Prior to the Effective Time, FindWhat and Espotting shall take all such actions as may be necessary to cause the European Top-Up Options held by each European Option Holder to be automatically converted at the Effective Time into an option to purchase that number of FindWhat Common Shares equal to the number of shares of Espotting Common Stock subject to the European Top-Up Option held by such European Option Holder immediately prior to the Effective Time, with an exercise price per share equal to the exercise price per share that existed under the corresponding European Top-Up Option, and with the same 12 month restriction on exercisability as is referred to above. FindWhat shall use its best efforts to cause all options to purchase FindWhat Common Shares into which European Top-Up Options are automatically converted at the Effective Time to be granted upon such other terms and subject to such conditions that are (except to the extent set forth in Section 2.4(b)) substantially similar to the terms and conditions contained in the corresponding European Options.

         (c) EMI Options. Prior to the Effective Time, the board of directors of Espotting shall take such action as is necessary to effect the acceleration of vesting of any unexpired and unexercised options issued to any Espotting Employee pursuant to the Espotting Share Option Plan (the "EMI Plan") and in effect on the date hereof (the "EMI Options"), so that all unvested EMI Options become fully vested immediately prior to the Effective Time and, for purposes of
Section 6.3(e) of this Agreement, the failure of the board of directors of Espotting to take such action shall be a Material Adverse Effect with respect to Espotting. Following the Effective Time, each EMI Option, with the agreement of the holder of each such option (each, an "EMI Option Holder"), shall be released in consideration for the grant by FindWhat of an option to purchase such number of FindWhat Common Shares as have a total market value equal to the market value of the shares under the EMI Option being released (rounded down to the nearest whole share as necessary), with the intention that the options granted will be "replacement options" within the meaning of paragraph 41 of Schedule 5 to the U.K. Income Tax (Earnings and Pensions) Act 2003 (it being acknowledged that conversion on a total market value basis may result in such replacement options being in respect of a different number of shares of common stock, and/or having a different exercise price, than those currently pertaining to the EMI Options). The aggregate exercise price of each such replacement option shall be equal to the aggregate exercise price of the EMI Option it replaces. Should the agreement with an EMI Option Holder not be obtained to the release of his or her EMI Options in accordance with this Section 2.4(c), such EMI Option Holder's EMI Options shall be automatically converted as soon as reasonably practicable after the Effective Time into an option for such EMI Option Holder to purchase such number of FindWhat Common Shares with an aggregate exercise price equal to the aggregate exercise price of the EMI Option it replaces and which is no less valuable overall than the EMI Options being so converted, and with other terms and conditions that are substantially similar to the terms and conditions of such EMI Options immediately before the Effective Time.

         (d) EMI Top-Up Options. On the business day immediately prior to the Closing Date, Espotting shall grant to each EMI Option Holder a new option under the European Plan on a fully vested basis for each EMI Option they hold (the "EMI Top-Up Options"). Each EMI Top-Up Option shall be exercisable for the number of shares of Espotting Common Stock equal to the difference between: (i) the number of shares of Espotting Common Stock subject to the corresponding EMI Option and (ii) the number of shares of FindWhat Common Stock subject to replacement options in exchange for which such EMI Option is released, or into which such EMI Option will automatically convert as soon as reasonably practicable after the Effective Time in accordance with Section 2.4(c) (provided that, if (ii) above is equal to or greater than (i) above, the number of shares under the EMI Top-Up Options shall be zero). The exercise price per share of Espotting Common Stock subject to the EMI Top-Up Option shall equal $0.01. The EMI Top-Up European Options will not be exercisable for a period of 12 months following the Closing Date. The EMI Top-Up Options will be granted to an EMI Option Holder subject to such EMI Option Holder agreeing to accept the transfer of, and to pay, any employer's liability to make U.K. national insurance contributions in respect of such EMI Top-Up Options. Prior to the Effective Time, FindWhat and Espotting shall take all such actions as may be necessary to cause the EMI Top-Up Options held by each EMI Option Holder to be automatically converted at the Effective Time into an option to purchase that number of FindWhat Common Shares equal to the number of shares of Espotting Common Stock subject to the EMI Top-Up Option held by such EMI Option Holder immediately prior to the Effective Time (and rounded to the nearest share), with an exercise price per share equal to the exercise price per share that existed under the corresponding EMI Top-Up Option, and with the same 12 month restriction on exercisability as is referred to above). FindWhat shall use its best efforts to cause all options to purchase FindWhat Common Shares into which EMI Top-Up Options are automatically converted at the Effective Time to be granted upon such other terms and subject to such conditions that are (except to the extent set forth in Section 2.4(d)) substantially similar to the terms and conditions contained in the corresponding EMI Options.

         (e) FindWhat Exchange Options. Espotting agrees to issue treasury shares of Espotting, to the extent available, upon the exercise of Espotting Options prior to the Effective Time. Any options to be issued for purchase of FindWhat Common Shares pursuant to paragraphs (a), (b), (c) and (d) above shall, for the remaining provisions of this Agreement, be referred to as "FindWhat Exchange Options."

         (f) Limitation on FindWhat Exchange Options. Notwithstanding paragraphs
(a), (b), (c) and (d) above or anything else in this Agreement to the contrary, in no case shall FindWhat be obligated to issue FindWhat Exchange Options to purchase more than 2,138,014 FindWhat Common Shares. If adhering to the obligations required by paragraphs (a), (b), (c) or (d) above were to cause the issuance of FindWhat Exchange Options to purchase more than 2,138,014 FindWhat Common Shares, then each Espotting Employee or Espotting Consultant eligible to receive FindWhat Exchange Options shall have the number of FindWhat Common Shares subject to his or her FindWhat Exchange Options reduced by multiplying that number by a fraction equal to 2,138,014 divided by the number of FindWhat Common Shares subject to FindWhat Exchange Options to be issued pursuant to paragraphs (a), (b), (c) and (d) above.

         (g) Reserve of FindWhat Common Shares. In connection with the issuance of FindWhat Exchange Options, FindWhat shall (i) reserve for issuance the number of FindWhat Common Shares that will become subject to the FindWhat Exchange Options pursuant to this Section 2.4 and (ii) from and after the Effective Time, upon exercise of FindWhat Exchange Options, make available for issuance all FindWhat Common Shares covered thereby, subject to the terms and conditions applicable thereto.

         (h) Covered Persons. Prior to the Effective Time, the board of directors of FindWhat, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Securities and Exchange Commission (the "Commission") so that the acquisition by any officer or director of Espotting who may become a covered person of FindWhat for purposes of Section 16 (together with the rules and regulations thereunder, "Section 16") of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") of FindWhat Common Shares pursuant to this Agreement and the Merger or FindWhat options or warrants as contemplated by this Agreement shall be an exempt transaction for purposes of Section 16. Following the Closing Date, FindWhat shall assist each such officer or director of Espotting who becomes a covered person of FindWhat for purposes of Section 16 in filing a Form 4 with the SEC.

         (i) Registration Statement. As soon as practicable but no later than 10 days after the Effective Time, FindWhat shall file a registration statement on Form S-1, Form S-3 or Form S-8 as the case may be (or any successor or other appropriate forms), with respect to FindWhat Common Shares subject to such FindWhat Exchange Options, and shall maintain the effectiveness of such registration statement and the current status of the prospectus or prospectuses contained therein, for so long as such FindWhat Exchange Options remain outstanding. Following the Effective Time, FindWhat shall use its reasonable best efforts to provide that holders of FindWhat Exchange Options do not experience delays in exercising and settling their FindWhat Exchange Options, subject to FindWhat's corporate policies on insider trading, which, from time to time, prohibit all selling of FindWhat Common Shares acquired upon the exercise of employee options.

2.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Espotting Capital Stock outstanding immediately prior to the Effective Time and held by an Espotting Stockholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(a) and instead such holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in exchange for the Dissenting Shares in accordance with the provisions of such Section 262 unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such holder is entitled, without interest or dividends thereon, upon the surrender in the manner provided in Section 2.3 of the certificate(s) which formerly represented shares of Espotting Capital Stock. Espotting shall give FindWhat prompt notice of any demands received by Espotting for appraisal of shares of Espotting Capital Stock and, prior to the Effective Time, FindWhat shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Espotting shall not, except with the prior written consent of FindWhat, make any payment with respect to, or settle or offer to settle, any such demands.

2.6 Board of Directors of FindWhat. FindWhat shall use its commercially reasonable efforts to cause the board of directors of FindWhat to consist of the following persons effective at the Effective Time or as soon as practicable thereafter:

         (a) five nominees of FindWhat, of which at least three shall be deemed "independent directors" as defined in Rule 4200 of the National Association of Securities Dealers, Inc. (the "NASD");

         (b) three nominees of Espotting, of which at least one shall be deemed "independent directors" as defined in Rule 4200 of the NASD; and

         (c) one nominee mutually agreeable to FindWhat and Espotting, who will be an "independent director" as defined in Rule 4200 of the NASD.

2.7 Executive Advisory Board. FindWhat shall use its commercially reasonable efforts to cause the board of directors of FindWhat to authorize and establish an executive advisory board of FindWhat to provide FindWhat with a mechanism by which members of such executive advisory board may apprise and advise each other of developments that may affect the operational and strategic processes of FindWhat. The executive advisory board shall be subordinate in all cases to the chief executive officer of FindWhat. The term of the executive advisory board shall be for a period of twelve months after the Closing Date and the executive advisory board shall consist of the following persons effective at the Effective Time or as soon as practicable thereafter:

         (a) four nominees of Espotting, being Daniel Ishag, Seb Bishop, Jonathan Bunis, and Stephen McDonnell; and

         (b) four nominees of FindWhat, being Craig Pisaris-Henderson, Phillip Thune, Dave Rae and Anthony Garcia.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF FINDWHAT AND SUBCORP

In order to induce Espotting to enter into this Agreement, FindWhat and Subcorp hereby represent and warrant to Espotting that the statements contained in this
Article III are true, correct and complete.

3.1 Organization and Standing. Each of FindWhat, Subcorp and each other subsidiary of FindWhat is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of FindWhat, Subcorp and each other subsidiary of FindWhat is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect (as defined in Section 8.3(b)) on FindWhat and its subsidiaries, taken as a whole. FindWhat is not in default in the performance, observance or fulfillment of any provision of the FindWhat Articles of Incorporation, as amended (the "FindWhat Articles"), or the FindWhat Amended and Restated Bylaws, as amended, as in effect on the date hereof (the "FindWhat Bylaws"), and Subcorp and each other subsidiary of FindWhat is not in default in the performance, observance or fulfillment of any provisions of its Certificate of Incorporation or Bylaws. FindWhat has heretofore furnished to Espotting complete and correct copies of the FindWhat Articles and the FindWhat Bylaws and the Certificate of Incorporation and Bylaws of Subcorp and each other subsidiary of FindWhat. Listed in Section 3.1 in the disclosure schedule delivered by FindWhat to Espotting and dated the date hereof (the "FindWhat Disclosure Schedule"), and incorporated herein by reference, is each jurisdiction in which FindWhat, Subcorp and each other subsidiary of FindWhat is qualified to do business and whether FindWhat, Subcorp or such subsidiary is in good standing as of the date of this Agreement.

3.2 Corporate Power and Authority. Each of FindWhat and Subcorp has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to approval of the Merger and the transactions contemplated hereby by FindWhat Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by FindWhat and Subcorp have been duly authorized by all necessary corporate action on the part of each of FindWhat and Subcorp, subject to approval of the Merger and the transactions contemplated hereby by FindWhat Stockholders. This Agreement has been duly executed and delivered by each of FindWhat and Subcorp, and constitutes the legal, valid and binding obligation of each of Subcorp and FindWhat enforceable against each of them in accordance with its terms.

3.3 Capitalization of FindWhat and Subcorp.

         (a) The authorized capital stock of FindWhat consists of 50,000,000 common shares (the "FindWhat Common Shares") and 500,000 preferred shares ("FindWhat Preferred Shares"). At the close of business on March 31, 2003, (i) 18,747,127 FindWhat Common Shares, par value of $.001, were issued and outstanding, (ii) 7,000 FindWhat Common Shares were held as treasury stock (which does not include FindWhat Common Shares reserved for issuance as set forth in clause (a)(iii) below), (iii) 1,766,839 FindWhat Common Shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by FindWhat, not including FindWhat's 1999 Stock Incentive Plan or the FindWhat Stock Option Plan (as defined in
Section 5.2(g)), (iv) 3,377,988 FindWhat Common Shares reserved for issuance under FindWhat's 1999 Stock Incentive Plan, not including the FindWhat Stock Option Plan, and (v) no FindWhat Preferred Shares, par value of $.001 were issued and outstanding. All FindWhat Common Shares are, and all FindWhat Common Shares to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of FindWhat Common Shares has not been, and all FindWhat Common Shares to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the second sentence hereof or in Section 3.3(a) in the FindWhat Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase, transfer or registration by FindWhat of any equity securities of FindWhat, nor are there outstanding any securities that are convertible into or exchangeable for any shares of FindWhat capital stock and neither FindWhat nor any subsidiary of FindWhat has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of FindWhat or any predecessor. The issuance and sale of all of the FindWhat Common Shares described in this Section 3.3(a) have been in compliance in all material respects with federal and state securities laws. Set forth in Section 3.3(a) in the FindWhat Disclosure Schedule is an accurate and complete list of the names of all holders of options to purchase FindWhat Common Shares, the number of shares issuable to each such holder upon exercise of such option, and the exercise price and vesting schedule with respect thereto. Except as set forth in
Section 3.3(a) in the FindWhat Disclosure Schedule, as of the date hereof, FindWhat has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity (which rights are currently exercisable); complete and correct copies of all such agreements have previously been provided to Espotting.

         (b) Subcorp's authorized capital stock consists solely of 1,000 shares of Subcorp Common Stock, of which, as of the date hereof, 100 were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Subcorp Common Stock are owned free and clear of any liens, claims or encumbrances by FindWhat.

         (c) FindWhat does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries set forth in Section 3.3(c) in the FindWhat Disclosure Schedule. Except as set forth in Section 3.3(c) in the FindWhat Disclosure Schedule, FindWhat is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity or any other person. Except as set forth in Section 3.3(c) in the FindWhat Disclosure Schedule, FindWhat owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of FindWhat's subsidiaries. Each of the outstanding shares of capital stock of each of FindWhat's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by FindWhat free and clear of all Encumbrances ("Encumbrances" means any charge, claim, mortgage, servitude, easement, right of way, covenant, equitable interest, lease or other possessory interest, conditional sale or other title retention arrangement, lien, option, pledge, security interest, preference, priority, right of first refusal or similar restriction). The following information for each subsidiary of FindWhat is set forth in Section 3.3(c) in the FindWhat Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital and the record owner(s) thereof. Other than as set forth in Section 3.3(c) in the FindWhat Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of FindWhat, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of FindWhat, and neither FindWhat nor any subsidiary of FindWhat has any obligation of any kind to issue any additional securities of any subsidiary of FindWhat or to pay for or repurchase any securities of any subsidiary of FindWhat or any predecessor thereof.

3.4 Conflicts; Consents and Approvals. Except as set forth in Section 3.4 in the FindWhat Disclosure Schedule, neither the execution and delivery of this Agreement by FindWhat or Subcorp nor the consummation of the transactions contemplated hereby or thereby will:

         (a) conflict with, or result in a breach of any provision of, the FindWhat Articles or the FindWhat Bylaws, the Subcorp Certificate of Incorporation or Bylaws or the governing documents of any other subsidiary of FindWhat;

         (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FindWhat or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which FindWhat or any of its subsidiaries is a party, including without limitation any Contract required to be listed in Section 3.16 in the FindWhat Disclosure Schedule;

         (c) violate any (i) order, writ, injunction, decree, statute, ruling, assessment, or arbitration or award of any Governmental Authority ("Governmental Authority" means any (A) nation, region, state, county, city, town, village, district or other jurisdiction, (B) federal, state, local, municipal, foreign or other government, (C) federal, state, local municipal, foreign or multi-national court, arbitral tribunal, administrative agency or commission or (D) other governmental, quasi-governmental, public, or regulatory body, agency, instrumentality or authority of any nature; (E) multi-national organization; (F) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature or (G) official of any of the foregoing) or arbitrator and any Contract with any Governmental Authority pertaining to compliance with any law; or (ii) Applicable Law relating to FindWhat or any of its subsidiaries or their respective properties or assets; or

         (d) require any action or consent or approval of, or review by, or registration or filing by FindWhat or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of the Merger and the transactions contemplated hereby by FindWhat Stockholders, (ii) authorization for inclusion of the FindWhat Common Shares to be issued in the Merger and the transactions contemplated hereby on the Nasdaq National Market (the "NASDAQ"), subject to official notice of issuance, (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, (iv) the filing of notification and report forms with the United States Federal Trade Commission and the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and the expiration or termination of any applicable waiting period thereunder (collectively, the "HSR Act"), or (v) consents or approvals of any Governmental Authority set forth in Section 3.4 in the FindWhat Disclosure Schedule; except, in the case of clause (b) as set forth in Section 3.4 in the FindWhat Disclosure Schedule and which would not, individually or in the aggregate, have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole.

3.5 Brokerage and Finders' Fees. Except as set forth in Section 3.5 in the FindWhat Disclosure Schedule, neither FindWhat nor any stockholder, director, officer or employee thereof has incurred or will incur on behalf of FindWhat or any of its affiliates any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement.

3.6 FindWhat SEC Documents. FindWhat has timely filed with the Commission all forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) required to be filed by it since January 1, 2000 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "FindWhat SEC Documents"). No subsidiary of FindWhat is required to file any form, report, registration statement, prospectus or other document with the Commission. The FindWhat SEC Documents, including, without limitation, any financial statements or schedules included in the FindWhat SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any FindWhat SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of FindWhat (including the related notes) included in the FindWhat SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any FindWhat SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in amount) in all material respects the consolidated financial position of FindWhat and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in Section 3.6 in the FindWhat Disclosure Schedule, from the date of incorporation FindWhat has maintained its books of account in accordance in all material respects with Applicable Law and all books and records are complete and correct in all material respects, fairly and accurately reflect the income, expenses, assets and liabilities of FindWhat and its subsidiaries in all material respects, including the nature thereof and the transactions giving rise thereto, and provide a fair and accurate basis for the preparation of the financial statements of FindWhat included in the FindWhat SEC Documents.

3.7 Books and Records; Registration Statement.

         (a) Except as set forth in Section 3.7(a) in the FindWhat Disclosure Schedule, from its date of incorporation FindWhat and its subsidiaries have, in all material respects, maintained their books of account, minute books, stock books, stock ledgers, quota registers and other local equivalents in accordance in all material respects with Applicable Law, sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls. The minute books of FindWhat and its subsidiaries contain accurate and complete records of all proceedings, consents and meetings held of, and corporate action taken by, their stockholders, the boards of directors, and committees of the boards of directors, and other governing bodies, as applicable, and no meeting of any such stockholders, board of directors, committee or other governing body has been held for which minutes have not been prepared and are not contained in such minute books. The books of account of FindWhat and its subsidiaries are complete and correct in all material respects, have been maintained in accordance with Applicable Law, fairly and accurately reflect the income, expenses, assets and liabilities of FindWhat and its subsidiaries, including the nature thereof and the transactions giving rise thereto, and provide a fair and accurate basis for the preparation of the FindWhat financial statements set forth in the FindWhat SEC Documents. The signatures appearing on all documents contained in such books of account are the true signatures of the persons purporting to have signed the same, and copies thereof have been provided to Espotting.

         (b) None of the registration statement on Form S-4 (such registration statement as amended, supplemented or modified, the "Registration Statement") to be filed with the Commission by FindWhat under the Securities Act, including the prospectus relating to FindWhat Common Shares to be issued in the Merger (as amended, supplemented or modified, the "Prospectus") and the proxy statement and form of proxies relating to the vote of FindWhat Stockholders with respect to the Merger (as amended, supplemented or modified, the "Proxy Statement"), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing and at the dates of the FindWhat Stockholders Meeting (as defined in Section 5.2(a)) and the Espotting Stockholders Meeting (as defined in Section 5.3(a)) to consider the Merger and the transactions contemplated thereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made with respect to statements made (or incorporated by reference) therein based on information provided in writing by Espotting specifically for inclusion therein. The Registration Statement and Proxy Statement will each comply in all material respects with the provisions of the Securities Act and the Exchange Act, except that no representation or warranty is made with respect to statements made therein based on information provided in writing by Espotting specifically for inclusion or incorporation by reference therein.

3.8 Board Recommendation; Required Vote. The board of directors of FindWhat, at a meeting duly called and held, has by majority vote of those directors present and constituting a quorum of directors then in office (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the FindWhat Stockholders, and (ii) resolved to recommend that the FindWhat Stockholders approve this Agreement and the transactions contemplated herein, including the Merger and the adoption of the FindWhat Stock Option Plan (as defined in Section 5.2(g) and EMI Replacement Option Plan (as defined in Section 5.2(a)) (the "FindWhat Board Recommendation"). The affirmative vote of holders of a majority of the outstanding shares of FindWhat Stockholders to approve the Merger is the only vote of the holders of any class or series of FindWhat Capital Stock or third parties (except Governmental Authorities in connection with the HSR Act filing as described in Section 3.4(d)(iv)) necessary to adopt the Agreement and approve the transactions contemplated hereby.

3.9 Compliance with Law. Except as set forth in Section 3.9 in the FindWhat Disclosure Schedule, FindWhat and each of its subsidiaries is in compliance, in all material respects, and at all times since January 1, 2002 has been in compliance, in all material respects, with all applicable constitutions, laws, statutes, treaties, orders, rules, regulations, ordinances, notices, approvals, policies or guidelines promulgated, or judgments, decisions, decrees, or orders of any Governmental Authority, and all Contracts with any Governmental Authority relating to compliance with any of the foregoing (collectively, "Applicable Laws") relating to it, its subsidiaries or their respective businesses or properties, except where the failure to be in compliance with such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole or where such noncompliance has been cured and is reasonably expected to have no material impact on the future business or operations of FindWhat and its subsidiaries taken as a whole. Except as set forth in Section 3.9 in the FindWhat Disclosure Schedule, no investigation or review by any Governmental Authority with respect to FindWhat or any of its subsidiaries is pending, or, to the knowledge of FindWhat, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole.

3.10 Litigation. Section 3.10 in the FindWhat Disclosure Schedule sets forth each instance in which FindWhat or a subsidiary of FindWhat is subject to any "Action" ("Action" means any action, arbitration, audit, examination, suit, proceeding, hearing, or litigation, whether formal or informal, and whether public or private commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator) pending or, to the knowledge of FindWhat, threatened against FindWhat. Since January 1, 2002, neither FindWhat nor any of its subsidiaries has been subject to any order, writ, injunction or decree relating to its method of doing business or its relationship with past, existing or future users or purchasers of any goods or services.

3.11 No Material Adverse Change. Except as set forth in Section 3.11 in the FindWhat Disclosure Schedule, since January 1, 2002, there has been no material adverse change in the assets, liabilities, business prospects, results of operations or financial condition of FindWhat and its subsidiaries taken as a whole or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole.

3.12 Taxes.

         (a) Except as set forth in Section 3.12(a) in the FindWhat Disclosure Schedule and except as would not have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole, FindWhat and its subsidiaries have timely filed all Tax Returns (as defined below) and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by FindWhat or its subsidiaries prior to the date hereof. All such Tax Returns and reports are true and correct (except for such inaccuracies which are individually, and in the aggregate, not material), and FindWhat and its subsidiaries have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes, interest and penalties required to be paid in respect of the periods covered by such returns or reports or otherwise due to any federal, state, foreign, local or other taxing authority. Except as disclosed on Section 3.12(a) in the FindWhat Disclosure Schedule, neither FindWhat nor any of its subsidiaries have any liability for Taxes that is materially in excess of the amount reserved on its most recent balance sheet. Neither FindWhat nor any subsidiary has requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed. Neither FindWhat nor any of its subsidiaries has received notice of any deficiencies for any material Tax from any taxing authority, against FindWhat or any of its subsidiaries. Except as set forth in Section 3.12(a) in the FindWhat Disclosure Schedule, neither FindWhat nor any of its subsidiaries is the subject of any currently ongoing Tax audit. As of the date of this Agreement, there are no pending requests for waivers of the time to assess any material Tax, other than those made in the ordinary course and for which payment has been made. Neither FindWhat nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of FindWhat or any of its subsidiaries (other than liens for Taxes not yet due). Except as set forth in Section 3.12(a) in the FindWhat Disclosure Schedule, no claim has ever been made in writing by a Governmental Authority in a jurisdiction where none of FindWhat or its subsidiaries files Tax Returns that FindWhat or any of its subsidiaries is or may be subject to taxation by that jurisdiction.

         (b) Except as set forth in Section 3.12(b) in the FindWhat Disclosure Schedule, neither FindWhat nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Neither FindWhat nor any of its subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding FindWhat or any of its subsidiaries that (i) requires FindWhat or any of its subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of FindWhat or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to FindWhat or any of its subsidiaries, from any other person, in each case other than with respect to each other.

         (c) FindWhat and its subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (d) Neither FindWhat nor any of its subsidiaries has agreed to or is required to make any adjustments pursuant to Sections 263A or 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by FindWhat or any of its subsidiaries or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the business or operations of FindWhat or any of its subsidiaries.

         (e) Neither FindWhat nor any of its subsidiaries is subject to any private letter ruling of the Internal Revenue Service or comparable ruling of other Governmental Authorities.

         (f) Neither FindWhat nor any of its subsidiaries is or has been a party to any joint venture, partnership, or other agreement that is treated as a partnership for U.S. federal income tax purposes.

         (g) As used in this Agreement, "Tax Returns" means all federal, state, local and foreign Tax returns, declarations, schedules, information returns, reports and forms, and any amendments to any of the foregoing relating to Taxes, required to be filed with any Governmental Authority responsible for the imposition or collection of Taxes.

         (h) As used in this Agreement, "Taxes" means (i) any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, premium, sales and use, ad valorem, transfer, gains, profit, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, employment, disability, payroll, license, estimated, customs duties, severance or withholding taxes, other taxes or similar charges of any kind imposed by a Governmental Authority and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability.

3.13 Intellectual Property.

         (a) Set forth in Section 3.13(a) in the FindWhat Disclosure Schedule is an accurate and complete list of (i) all material foreign and domestic patents, patent applications, invention disclosures, trademarks, service marks, trade names, internet domain names (and any registrations or applications for registration for any of the foregoing trademarks, service marks, trade names and internet domain names) and all material copyright applications and registrations and all other material Intellectual Property rights owned or used by FindWhat or any of its subsidiaries and (ii) all agreements to which FindWhat or any of its subsidiaries is a party which concern any of their material Intellectual Property ("Intellectual Property" means all intellectual property or other proprietary rights of every kind, including, without limitation, all domestic or foreign patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, logos, know-how, internet domain names, copyrights, trademark registrations and applications, service marks, service mark registrations and applications, trade names, trade dress, copyright registrations, customer lists, marketing and customer information, licenses, technical information (whether confidential or otherwise), software, and all documentation thereof) owned by or licensed to the party or related to or necessary for the business of such party, as such business is presently conducted. Other than the Intellectual Property set forth in Section 3.13(a) in the FindWhat Disclosure Schedule (the "FindWhat Intellectual Property"), no name, material internet domain name, know-how, patent, invention, trade secret, proprietary right, computer software, trademark, service mark, trade name, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of FindWhat and its subsidiaries in substantially the same manner as such business is presently conducted). Except as set forth in
Section 3.13(a) in the FindWhat Disclosure Schedule (i) FindWhat or one of its subsidiaries owns, free and clear of any Encumbrances, including without limitation the moral rights of any third party (including without limitation any FindWhat Employees, as defined in Section 3.15(a)) or has sufficient rights to, the FindWhat Intellectual Property; (ii) no written claim of invalidity or ownership with respect to the FindWhat Intellectual Property has been made by a third party and such FindWhat Intellectual Property is not the subject of any pending or, to the knowledge of FindWhat, threatened Action; (iii) no person or entity has asserted in writing that, with respect to the FindWhat Intellectual Property, FindWhat or a subsidiary or licensee of FindWhat is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (iv) all fees, annuities, royalties, honoraria and other payments which are due from FindWhat or one of its subsidiaries on or before the date of this Agreement for any of the FindWhat Intellectual Property and agreements related to the FindWhat Intellectual Property have been paid; (v) to the knowledge of FindWhat, except as limited by the terms of any license relating thereto, the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, disposal, modification, display, transmission or publishing of any process, machine, manufacture, composition of matter, or material related to any part of the FindWhat Intellectual Property, does not and will not infringe in any material respect any domestic or foreign patent, trademark, service mark, trade name, copyright, moral right or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party; (vi) to the knowledge of FindWhat, no unexpired foreign or domestic patents or patent applications exist that are adverse to the material interests of FindWhat and its subsidiaries; (vii) to the knowledge of FindWhat there exists no (A) prior act that would void or invalidate any of the FindWhat Intellectual Property or (B) conduct or use by FindWhat or any of its subsidiaries or any third party that would void or invalidate any of the FindWhat Intellectual Property; and (viii) the execution, delivery and performance of this Agreement by FindWhat, and the consummation of the transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing or contained within any of the FindWhat Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the FindWhat Intellectual Property or in any way impair the right of FindWhat or any of its subsidiaries, subject to Section 3.13(a)(v), to make, use, sell, license or dispose of, distribute, modify, display or transmit or to bring any action for the infringement of, any FindWhat Intellectual Property.

         (b) FindWhat and its subsidiaries have taken reasonable and appropriate steps to safeguard and maintain the secrecy and confidentiality of all material trade secrets and, to the extent required by Applicable Law, material patent applications and their related inventions prior to the issuance of a patent registration contained in the FindWhat Intellectual Property (including entering into appropriate confidentiality, nondisclosure and noncompetition agreements with all appropriate officers, directors, employees and third-party consultants of FindWhat and its subsidiaries). FindWhat has taken reasonable and appropriate steps to safeguard and maintain ownership of all material trade secrets, copyrights and patents contained in the FindWhat Intellectual Property which it owns (including entering into appropriate agreements with all officers, directors, employees and third party consultants of FindWhat as necessary to safeguard, maintain and vest ownership of such rights in FindWhat).

3.14 Title to and Condition of Properties. Except as set forth in Section 3.14 in the FindWhat Disclosure Schedule, FindWhat or one of its subsidiaries owns or has the right to use under valid leases, subleases and licenses all real property, plants, machinery and equipment necessary for the conduct of the business of FindWhat and its subsidiaries as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole.

3.15 Employee Benefit Plans.

         (a) As used in this Agreement, the following terms have the meanings given below:

         "Benefit Obligation" means the employer's aggregate financial liability to provide all current, projected and contingent benefits to an employee, or his beneficiaries or dependents, as the case may be, under the terms of any of the FindWhat Plans (as defined below) or the Espotting Plans (as defined in Section 4.15(a) below), regardless of whether an amount less than such aggregate financial liability is reflected on the employer's financial statements under applicable Tax and accounting rules.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in
Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

         "FindWhat Employee" means a person who is, as of the Effective Time, an active or inactive employee of FindWhat or any of its subsidiaries.

         "FindWhat Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of Section 701 et seq. of ERISA, and
(v) under corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the FindWhat Plans.

         "FindWhat Plans" means all employee benefit plans, programs and other arrangements providing benefits to any current or former employee, officer, director or consultant (or any beneficiary or dependent thereof) in respect of services provided to FindWhat or to any of its subsidiaries, and whether covering one person or more than one person, sponsored or maintained by FindWhat or any of its subsidiaries or to which FindWhat or any of its subsidiaries contributes (or is obligated to contribute) or has any liability. Without limiting the generality of the foregoing, the term "FindWhat Plans" includes each "employee pension benefit plan" as defined in Section 3(2) of ERISA, each "employee welfare benefit plan" as defined in Section 3(1) of ERISA, and each agreement, plan, program, fund, policy, contract or arrangement (whether written or unwritten) providing compensation, benefits, pension, retirement, superannuation, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent, bonus, thirteenth month, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, life insurance, death benefit, sick pay, disability, severance, termination, indemnity, redundancy pay, educational assistance, holiday pay, housing assistance, moving expense reimbursement, fringe benefit or similar employee benefits covering any employee, former employee, or the beneficiaries and dependents of any employee or former employee, regardless of whether it is mandated under local law, voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or non-contributory.

         "Multiemployer Plan" means a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a plan that has two or more contributing sponsors at least two of whom are not under "common control" within the meaning of Section 4063 of ERISA.

         "Qualified Plan" means a "qualified plan" within the meaning of Section 401(a) of the Code.

         (b) Section 3.15(b) in the FindWhat Disclosure Schedule lists all FindWhat Plans. With respect to each FindWhat Plan, FindWhat has made available to Espotting a true, correct and complete copy of the following (where applicable): (i) each writing constituting a part of such FindWhat Plan, including without limitation all plan documents (including amendments), benefit schedules, trust agreements, and insurance contracts and other funding vehicles;
(ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the documents made available to FindWhat pursuant to the preceding sentence, there are no amendments to any FindWhat Plan that have been adopted or approved nor has FindWhat or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new FindWhat Plan.

         (c) The Internal Revenue Service has issued a favorable determination letter with respect to each FindWhat Plan that is intended to be a Qualified Plan and, to the knowledge of FindWhat, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any FindWhat Plan that is a Qualified Plan or the related trust.

         (d) All material contributions required to be made by FindWhat or any of its subsidiaries or any of their respective ERISA Affiliates to any FindWhat Plan by Applicable Laws or by any plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any FindWhat Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full.

         (e) Except as set forth in Section 3.15(e) in the FindWhat Disclosure Schedule, each FindWhat Plan has been maintained and administered in material compliance with its terms and Applicable Law, including ERISA and the Code. There is not now, and there are no existing circumstances that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a FindWhat Plan or the imposition of any lien on the assets of FindWhat or any of its subsidiaries or any of their respective ERISA Affiliates under ERISA or the Code with respect to a FindWhat Plan. Any Benefit Obligations under any FindWhat Plan as of the Closing Date have been appropriately reflected on the books and records of the FindWhat Plan sponsor in accordance with Applicable Law, past practices and generally accepted accounting principles in the local jurisdiction. Except as set forth in Section 3.15(e) in the FindWhat Disclosure Schedule, all Benefit Obligations under any FindWhat Plans as of the Closing Date will, to the extent required by Applicable Law, be fully covered by cash, insurance contracts, or other assets set aside for this purpose, the fair market value of which shall be no less than the amount of such Benefit Obligations.

         (f) No FindWhat Plan is subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code. No FindWhat Plan is a Multiemployer Plan or a Multiple Employer Plan, nor has FindWhat or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date hereof, maintained, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or any plan covered by Section 412 of the Code or Title IV of ERISA.

         (g) There does not now exist, and there are no existing circumstances that could reasonably be expected to result in any material FindWhat Controlled Group Liability that would be a liability of FindWhat or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither FindWhat nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

         (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA (or other Applicable Law) and except as set forth in Section 3.15(h) in the FindWhat Disclosure Schedule, neither FindWhat nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof. To the knowledge of FindWhat, there has been no communication to employees of FindWhat or its subsidiaries that would reasonably be expected or interpreted to promise or guarantee such employees retiree health or life insurance benefits or other retiree death benefits.

         (i) Except as disclosed in Section 3.15(i) in the FindWhat Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of FindWhat or any of its subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 3.15(i) in the FindWhat Disclosure Schedule, no amount paid or payable by FindWhat or any of its subsidiaries in connection with the transactions contemplated hereby, either solely as a result thereof or as a result of such transactions in conjunction with any other events, will be an "excess parachute payment" within the meaning of Section 280G of the Code.

         (j) Except as disclosed in Section 3.15(j) in the FindWhat Disclosure Schedule, there are no pending or to the knowledge of FindWhat threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the FindWhat Plans, any fiduciaries thereof with respect to their duties to the FindWhat Plans or the assets of any of the trusts under any of the FindWhat Plans that would reasonably be expected to result in any material liability of FindWhat or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

         (k) Section 3.15(k) in the FindWhat Disclosure Schedule sets forth the names of all directors and officers of FindWhat or any of its subsidiaries, and the total current salary, bonus eligibility, and fringe benefits and perquisites (to the extent such fringe benefits or perquisites would have to be disclosed under Rule 402(b) of Regulation S-K assuming each such person was a named executive officer) for the FindWhat fiscal year ending December 31, 2003.
Section 3.15(k) in the FindWhat Disclosure Schedule also lists and describes the current compensation of any other employee of FindWhat or any of its subsidiaries whose total current salary and maximum bonus opportunity exceeds $150,000 annually. Section 3.15(k) in the FindWhat Disclosure Schedule also sets forth the liability of FindWhat and its subsidiaries for deferred compensation under any deferred compensation plan, excess plan or similar arrangement (other than pursuant to Qualified Plans) to each such director, officer and employee and to all other employees as a group, together with the value, as of the date specified thereon, of the assets (if any) set aside in any grantor trust(s) to fund such liabilities. Except as disclosed in Section 3.15(k) in the FindWhat Disclosure Schedule, there are no other material forms of compensation paid to any such director, officer or employee of FindWhat. Except as set forth in
Section 3.15(k) in the FindWhat Disclosure Schedule, no officer, director, or employee of FindWhat or any other affiliate of FindWhat, or any immediate family member of any of the foregoing, provides or causes to be provided to FindWhat any material assets, services or facilities and FindWhat does not provide or cause to be provided to any such officer, director, employee or affiliate, or any immediate family member of any of the foregoing, any material assets, services or facilities.

         (l) Except as set forth in Section 3.15(l) in the FindWhat Disclosure Schedule, no FindWhat Plan is subject to the laws of any jurisdiction outside of the United States.

3.16 Contracts. Section 3.16 in the FindWhat Disclosure Schedule lists as of the date hereof, and FindWhat has provided Espotting with complete and accurate copies of, each Contract ("Contract" means all written or oral contracts, agreements, guarantees, leases, licenses and executory commitments), other than FindWhat Plans, to which FindWhat or any of its subsidiaries is a party and which falls within any of the following categories:

         (a) Contracts not entered into in the ordinary course of FindWhat's business and that involve expenditures or receipts by FindWhat or its subsidiaries of US$20,000 per month (or the equivalent foreign currency);

         (b) Joint venture, partnership, strategic alliances and other Contracts (however named) involving a sharing of profits, losses, costs or liabilities;

         (c) portal and like agreements which involve payments of more than US$20,000 in any one month during the past 6 months (or the equivalent foreign currency);

         (d) Contracts which are service contracts, (including without limitation outsourcing agreements, application service provider agreements, hosting agreements and data center management agreements) software license agreements or equipment leases or which require the delivery of goods or materials and which involve payments of more than US$20,000 in any one month during the past 6 months (or the equivalent foreign currency);

         (e) Contracts containing covenants purporting to limit the freedom of FindWhat or its subsidiaries to compete in any line of business or in any geographic area or to hire any individual or group of individuals (including without limitation any software license agreements that authorize or permit FindWhat or any subsidiary to use the applicable software only in particular business lines, languages or geographic areas);

         (f) Contracts which after the Effective Time would have the effect of limiting the freedom of Espotting or its subsidiaries (other than FindWhat and its subsidiaries) to compete in any line of business or in any geographic area or to hire any individual or group of individuals;

         (g) Contracts providing for the payments based on sales, revenue sharing, purchases or profits, other than direct payments for goods or services in excess of US$20,000 per month (or the equivalent foreign currency);

         (h) powers of attorney that are currently outstanding;

         (i) Contracts entered into other than in the ordinary course of business that contain or provide for an express undertaking to be responsible for consequential damages;

         (j) Contracts which contain minimum purchase conditions in excess of US $100,000 (or the equivalent in foreign currency) or requirements or other terms that restrict or limit the purchasing relationships of FindWhat or its affiliates, or any customer, licensee or lessee thereof;

         (k) Contracts relating to any outstanding commitment for capital expenditures in excess of US$250,000 (or the equivalent foreign currency);

         (l) Contracts relating to the lease, sublease, occupancy, license, installment or conditional sale affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real property or personal property involving any annual expense or price in excess of $100,000 and not cancelable by FindWhat or its subsidiaries (without premium or penalty) within one month;

         (m) Contracts with any labor organization, union, employee representative or group of employees;

         (n) indentures, mortgages, promissory notes, loan agreements, guarantees of borrowed money, letters of credit or other agreements, instruments or commitments for the borrowing or the lending of money;

         (o) Contracts providing for the creation of any Encumbrances upon any of the assets of FindWhat or its subsidiaries;

         (p) Contracts involving annual revenues to the business of FindWhat or its subsidiaries in excess of 2.5% of FindWhat's annual revenues during any of their respective past two fiscal years;

         (q) Contracts providing for "earn-outs", "savings guarantees", "performance guarantees", or other contingent payments involving more than US$100,000 per year or US$500,000 over the term of the Contract (or the equivalent in foreign currency);

         (r) Contracts with or for the benefit of any affiliate of FindWhat or immediate family member of any shareholder, director or officer thereof;

         (s) Contracts involving payments by FindWhat or its subsidiaries of more than US$20,000 in any one month during the past 6 months (or the equivalent foreign currency);

         (t) to FindWhat's knowledge, any Contracts that purport to limit the ability of the directors, officers, agents or employees of FindWhat or its subsidiaries to engage in or continue any conduct, activity or practice relating to the business of FindWhat or its subsidiaries, or assign to FindWhat or its subsidiaries any rights to any invention, improvement or discovery;

         (u) any cost-sharing, tax sharing or transfer pricing agreements between and among FindWhat and/or any FindWhat subsidiary and/or any related or unrelated party; and

         (v) each amendment, supplement and modification with respect to any of the foregoing.

         Except as set forth in Section 3.16 in the FindWhat Disclosure Schedule, all such Contracts and all other contracts that are individually material to the business or operations of FindWhat or its subsidiaries are valid and binding obligations of FindWhat and, to the knowledge of FindWhat, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on FindWhat or any of its subsidiaries taken as a whole. Neither FindWhat nor, to the knowledge of FindWhat, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract or of any other Contract that is individually material to the business or operations of FindWhat except such violations or defaults under or terminations which, individually or in the aggregate, would not have a Material Adverse Effect on FindWhat or its subsidiaries taken as a whole. As of the date hereof, except as set forth in Section 3.16 in the FindWhat Disclosure Schedule, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable under such Contracts.

3.17 Labor Matters.

         (a) Section 3.17(a) in the FindWhat Disclosure Schedule sets forth an accurate and complete list of each works council, union or other labor organization which has to be notified or consulted or with which negotiations need to be conducted in connection with the transaction contemplated by this Agreement and each collective bargaining agreement which has any impact on the terms and conditions of employment with respect to FindWhat Employees. Where required by Applicable Laws, FindWhat or any of its subsidiaries, will have, prior to the Closing Date, properly and timely notified, or where appropriate, consulted or negotiated with, the local works council, union, labor board or relevant Governmental Authority concerning the transactions contemplated by the Agreement.

         (b) Except as set forth in Section 3.17(b) in the Disclosure Schedule, FindWhat does not have any labor contracts, collective bargaining agreements or consulting agreements providing for compensation of any individual in excess of $100,000 with any persons employed by FindWhat or any persons otherwise performing services primarily for FindWhat. FindWhat and its subsidiaries have furnished or made available to Espotting complete and correct copies of all such agreements, contracts, commitments and understandings, whether written or oral (the "FindWhat Employment and Labor Agreements") covering the FindWhat Employees. Neither FindWhat or any of its subsidiaries has materially breached or otherwise materially failed to comply with any provisions of any FindWhat Employment or Labor Agreement, and, to the knowledge of FindWhat and each of its subsidiaries, there are no grievances outstanding thereunder. There is no labor strike, dispute or stoppage pending or, to the knowledge of FindWhat, threatened against FindWhat or any of its subsidiaries, and FindWhat and each of its subsidiaries has not experienced any labor strike, dispute or stoppage or other material labor difficulty involving its employees. To the knowledge of FindWhat, no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of FindWhat or any of its subsidiaries.

         (c) FindWhat and its subsidiaries are in material compliance with Applicable Laws and its own policies respecting employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, equal pay, civil rights, labor relations, immigration, occupational health and safety and payroll and wage taxes, and any federal or local human rights act.

         (d) As of the date of this Agreement or, except as set forth in Section 3.17(d) in the FindWhat Disclosure Schedule or as required by Applicable Laws,
(i) neither FindWhat nor any of its subsidiaries is a party to any outstanding employment agreements or contracts with officers or FindWhat Employees that are not terminable at will, or that provide for the payment of any bonus or commission; and (ii) neither FindWhat nor any of its subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly FindWhat Employees.

3.18 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the audited balance sheet of FindWhat as of December 31, 2002, (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 3.18 in the FindWhat Disclosure Schedule, FindWhat and its subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent, choate, inchoate or otherwise and whether due or to become due, that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole.

3.19 Operation of FindWhat's Business; Relationships.

         (a) Since December 31, 2002, neither FindWhat nor any of its subsidiaries has, except in the ordinary course of business consistent with past practice, engaged in any transaction which, if done after execution of this Agreement, would violate in any material respects Section 5.2(f) except as set forth in Section 3.19(a) in the FindWhat Disclosure Schedule.

         (b) Except as set forth in Section 3.19(b) in the FindWhat Disclosure Schedule, since December 31, 2002, and as of the date of this Agreement, no material customer of FindWhat or any of its subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from FindWhat or any of its subsidiaries and no material supplier of FindWhat or any of its subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to FindWhat or any of its subsidiaries, in each case, the effect of which would reasonably be expected to have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole.

3.20 Permits. FindWhat and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary in each jurisdiction to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "FindWhat Permits"), except where the failure to be in possession of such FindWhat Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole, and there is no Action pending or, to the knowledge of FindWhat, threatened regarding any of the FindWhat Permits which, if successful, would reasonably be expected to have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole. Neither FindWhat nor any of its subsidiaries is in conflict with, or in default or violation of any of the FindWhat Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole.

3.21 Environmental Matters. Except for matters disclosed in Section 3.21 in the FindWhat Disclosure Schedule, (a) the properties, operations and activities of FindWhat and its subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as defined below) and all past noncompliance of FindWhat or any FindWhat subsidiary with any Environmental Laws or Environmental Permits (as defined below) has been resolved without any pending, ongoing or future obligation, cost or liability; (b) FindWhat and its subsidiaries and the properties and operations of FindWhat and its subsidiaries are not subject to any existing, pending or, to the knowledge of FindWhat, threatened Action by or before any court or Governmental Authority under any

Environmental Law; (c) there has been no release, discharge or emission of any Hazardous Material (as defined below) into the environment in violation of applicable Environmental Law by FindWhat or its subsidiaries or in connection with their currently leased or formerly leased properties or operations that would have a Material Adverse Effect on FindWhat or its subsidiaries taken as a whole and there has been no release, discharge or emission of any Hazardous Material into the environment in violation of applicable Environmental Law in connection with their currently owned or formerly owned properties or operations; and (d) to the knowledge of FindWhat, there has been no material exposure in violation of applicable Environmental Law of any person or property to any hazardous substance, pollutant or contaminant in connection with the currently owned or leased, or formerly owned or leased, properties, operations and activities of FindWhat and its subsidiaries that could have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole. For purposes of this Agreement, the term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes as those terms are defined or identified in any Environmental Law or regulated by any Environmental Permit, including but not limited to petroleum products or by-products, asbestos, and polychlorinated materials (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. For purposes of this Agreement, the term "Environmental Permit" means any permit, approval, license or other authorization required under or issued pursuant to any applicable Environmental Law.

3.22 Takeover Laws. Prior to the execution of this Agreement, the board of directors of FindWhat has taken all action necessary to exempt under or make not subject to any state or foreign takeover law or state or foreign law that purports to limit or restrict business combinations or the ability to acquire or vote shares regarding: (i) the execution of this Agreement and the FindWhat Stockholder Voting Agreement, (ii) the Merger, (iii) the FindWhat Stock Option Plan (as defined in Section 5.2(g)), and (iv) the transactions contemplated hereby and by the FindWhat Stockholder Voting Agreement.

3.23 Accounts Receivable. All accounts and notes receivable of FindWhat and its subsidiaries have arisen in the ordinary course of business and the accounts receivable reserve reflected in the balance sheet of FindWhat as of March 31, 2003 is as of such date adequate and established in accordance with generally accepted accounting principles consistently applied. Since March 31, 2003, there has been no event or occurrence which would cause such accounts receivable reserve to be inadequate, and which would reasonably be expected to have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole.

3.24 Insurance. Section 3.24 in the FindWhat Disclosure Schedule lists all insurance policies (including information on the premiums payable in connection therewith and the amount of coverage provided thereunder) pursuant to which

FindWhat and its subsidiaries are presently insured, and during each of the past three calendar years has been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. FindWhat's and its subsidiaries' insurance policies are in all material respects in full force and effect in accordance with their terms, all premiums to date have been paid in full, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in all material respects in amounts which are customary, adequate and suitable in relation to the business, assets and liabilities of FindWhat and its subsidiaries and all premiums to date have been paid in full. FindWhat or its covered subsidiary is a "named insured" or an "insured" under such insurance policies. FindWhat and its subsidiaries have not been refused any insurance, nor has the coverage of FindWhat or any of its subsidiaries been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three years. Except as set forth in Section
3.24 in the FindWhat Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of FindWhat and its subsidiaries provide adequate coverage against loss and may be continued by FindWhat without modification or premium increase after the Effective Time and for the duration of their current terms which terms expire as set forth in Section 3.24 in the FindWhat Disclosure Schedule. Set forth in
Section 3.24 in the FindWhat Disclosure Schedule is the amount of the annual premium currently paid by FindWhat for its directors' and officers' liability insurance.

3.25 Opinion of Financial Advisor. FindWhat has received the opinion of Thomas Weisel Partners, dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to FindWhat.

3.26 Foreign Corrupt Practices Act.

         (a) FindWhat and its subsidiaries have not, to secure any improper advantage in order to obtain or retain business, directly or indirectly offered, paid, given, or promised to pay, or authorized the payment of, any money, offer, gift, or other thing of value, to:

                  (i) an officer or employee of any Governmental Authority, or any person acting in an official capacity for or on behalf of any Governmental Authority;

                  (ii) any political party or official thereof;

                  (iii) any candidate for political or political party office;
                  or

                  (iv) any other individual or entity;

         while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any person or entity in items (i) - (iii).

         (b) Except as set forth in Section 3.26(b) of the FindWhat Disclosure Schedule, FindWhat and its subsidiaries have made all payments to third parties by check mailed to such third parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business.

         (c) Each transaction is properly and accurately recorded on the books and records of FindWhat and its subsidiaries, and each document on which entries in FindWhat's and its subsidiaries' books and records are based is complete and accurate in all material respects. FindWhat and its subsidiaries maintain a system of internal accounting controls adequate to insure that they maintain no off-the-books accounts and that their assets are used only in accordance with their respective management's directives.

         (d) No product sold or service provided by FindWhat or its subsidiaries has been, directly or indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Libya, or Sudan.

3.27 Subcorp. Subcorp was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Subcorp has not, and at the Effective Time will not have, engaged in any activities or incurred any obligations or liabilities, except the activities relating to the transactions contemplated by this Agreement and obligations and liabilities incurred in connection with those activities and with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ESPOTTING

In order to induce Subcorp and FindWhat to enter into this Agreement, Espotting hereby represents and warrants to FindWhat and Subcorp that the statements contained in this Article IV are true, correct and complete. Only for purposes of this Article IV and the covenants of Espotting set forth in Article V, any amount expressed in Dollars shall for purposes of application to an Espotting Subsidiary in its local jurisdiction be converted into the local currency at the local rate of exchange on the date when a determination of such amount is being made.

4.1 Organization and Standing. Espotting is a corporation duly organized and validly existing under the laws of the State of Delaware with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of the Espotting Subsidiaries (as defined in Section 4.2(a)) is duly organized and validly existing under the laws of its respective jurisdiction of organization with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Espotting and the Espotting Subsidiaries is duly qualified or licensed to do business and is in good standing or the local law equivalent in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases, uses, or operates requires it to so qualify, be licensed or be in good standing, except where the failure to be so qualified, licensed or in good standing in such jurisdiction would not have a Material Adverse Effect on Espotting or the Key Espotting Subsidiaries (as defined in Section 4.2(c)). Espotting is not in default in the performance, observance or fulfillment of any provision of its Amended and Restated Certificate of Incorporation (the "Espotting Certificate"), or its Bylaws, as in effect on the date hereof (the "Espotting Bylaws"). Espotting has heretofore furnished to FindWhat complete and correct copies of the Espotting Certificate and the Espotting Bylaws and the certificate of incorporation and bylaws (or other comparable organizational documents) for each of the Espotting Subsidiaries ("Espotting Subsidiary Governing Documents"), each as in effect on the date hereof. Listed in Section 4.1 in the disclosure schedule delivered by Espotting to FindWhat and dated the date hereof (the "Espotting Disclosure Schedule"), and incorporated herein by reference, is each jurisdiction in which Espotting or an Espotting Subsidiary is qualified or licensed to do business and, whether Espotting (or any Espotting Subsidiary) is in good standing or the local law equivalent as of the date of the Agreement.

4.2 Subsidiaries.

         (a) Espotting does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the Espotting Subsidiaries set forth in Section 4.2(a) in the Espotting Disclosure Schedule. "Espotting Subsidiary" means any subsidiary of Espotting, which, for purposes of this Agreement, also includes Espotting Media Ireland Limited. Except as set forth in Section 4.2(a) in the Espotting Disclosure Schedule, Espotting is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Espotting Subsidiary or any other person. Except as set forth in Section 4.2(a) in the Espotting Disclosure Schedule, Espotting owns, directly or indirectly, 100% of the capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Espotting Subsidiary) of each of the Espotting Subsidiaries. Each of the outstanding shares of capital stock or other equity interests of the Espotting Subsidiaries is (in so far as is applicable) duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Espotting free and clear of all Encumbrances.

         (b) The following information for each Espotting Subsidiary is set forth in Section 4.2(b) in the Espotting Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or capital; and (iii) the number of issued and outstanding shares of capital stock or capital and the record (legal) or beneficial owner(s) thereof. Other than as set forth in Schedule 4.2(b) in the Espotting Disclosure Schedule, the ledgers, articles of association, stock records, share certificates or local equivalent for each Espotting Subsidiary are complete and up to date and reflect the persons listed in Schedule 4.2(b) in the Espotting Disclosure Schedule as the record (legal) or beneficial owner(s) of the outstanding shares of capital stock or capital of the relevant Espotting Subsidiaries. Other than as set forth in Section 4.2(b) in the Espotting Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any Espotting Subsidiary, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any Espotting Subsidiary, and neither Espotting nor any Espotting Subsidiary has any obligation of any kind to issue any additional securities of any Espotting Subsidiary or to pay for or repurchase any securities of any Espotting Subsidiary or any predecessor thereof.

         (c) The "Key Espotting Subsidiaries" are the Espotting Subsidiaries in France, Germany and the United Kingdom.

         (d) Except as set forth in Schedule 4.2(d) in the Espotting Disclosure Schedule, (i) none of the Espotting Subsidiaries has granted powers of attorney or delegations of power or other local law equivalents to any persons, (ii) each Espotting Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has full power, authority and legal right to conduct its business as it is currently being conducted, (iii) each Espotting Subsidiary is duly qualified to do business, and is in good standing, in the respective jurisdictions where the nature of its business or the ownership or leasing of its properties makes such qualification necessary and (iv) all of the powers of each Espotting Subsidiary have been duly authorized by the directors or shareholders of the relevant Espotting Subsidiary and registered with the necessary Governmental Authorities, as required under local law or the governing documents of the Espotting Subsidiary.

         (e) Except as set forth in Section 4.2(e) in the Espotting Disclosure Schedule, (i) Espotting Scandinavia AB is not a party to any agreements with third parties in Denmark and Norway with respect to the advertising, marketing and referral of Espotting business in Denmark and Norway, (ii) the agreements listed in Schedule 4.2(e) in the Espotting Disclosure Schedule comprise the only arrangements in place regarding Espotting's business in Denmark and Norway,
(iii) there are no other arrangements in place regarding Espotting's business in Denmark and Norway, including but not limited to, lease agreements, employees or governmental registration and (iv) Espotting Sweden AB is not subject to direct taxation in Denmark and Norway.

         (f) Except as set forth in Section 4.2(f) in the Espotting Disclosure Schedule, (i) Espotting Media (DE) GmbH is not a party to any agreements with third parties in Switzerland, including without limitation, with respect to the advertising, marketing and referral of Espotting business in Switzerland, (ii) the agreements listed in Schedule 4.2(f) in the Espotting Disclosure Schedule comprise the only arrangements in place regarding Espotting's business in Switzerland, (iii) there are no other arrangements in place regarding Espotting's business in Switzerland, including but not limited to, lease agreements, employees or governmental registrations, and (iv) Espotting Media
(DE) GmbH is not subject to direct taxation in Switzerland.

4.3 Corporate Power and Authority. Espotting has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to approval of the Merger and the transactions contemplated hereby by Espotting Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Espotting have been duly authorized by all necessary corporate action on the part of Espotting, subject to approval of the Merger and the transactions contemplated hereby by Espotting Stockholders and the consents described in
Section 4.22 below. This Agreement has been duly executed and delivered by Espotting and constitutes the legal, valid and binding obligation of Espotting enforceable against it in accordance with its terms.

4.4 Capitalization of Espotting. The authorized capital stock of Espotting consists of 30,000,000 common shares (the "Espotting Common Stock") and 5,000,000 preferred shares (the "Espotting Preferred Stock"). At the date of this Agreement, (i) 11,501,692 shares of Espotting Common Stock, par value of $.01, are issued and outstanding, (ii) no shares of Espotting Common Stock are held as treasury stock (which does not include shares of Espotting Common Stock reserved for issuance as set forth in clause (iii) below), (iii) 9,729,850 shares of Espotting Common Stock are reserved for issuance upon the exercise or conversion of options, warrants or convertible securities (including the Loan Notes) granted or issuable by Espotting, and (iv) 60 shares of Espotting Preferred Stock designated Series A Preferred Stock, par value of $.01 are issued and outstanding. The Espotting Common Stock and the Espotting Preferred Stock are referred to herein collectively as the "Espotting Capital Stock." Each outstanding share of Espotting Capital Stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. As of the date hereof, and other than as set forth in the first sentence hereof, in the Option Schedule (as defined below), or in Section 4.4 in the Espotting Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by Espotting of any securities of Espotting, nor are there outstanding any securities which are convertible into or exchangeable for any shares of Espotting Capital Stock, and neither Espotting nor any Espotting Subsidiary has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Espotting or any predecessor. The issuance and sale of all of the shares of Espotting Capital Stock described in this Section 4.4 have been in compliance in all material respects with applicable securities laws. Set forth in Section 4.4 in the Espotting Disclosure Schedule is an accurate and complete list of the names of all holders of issued and outstanding stock in the capital of Espotting, and the number and class of shares held by each such Espotting Stockholder. Set forth in
Section 4.4 in the Espotting Disclosure Schedule is an accurate and complete list (the "Option Schedule") of the names of all holders of options or warrants to purchase Espotting Capital Stock, the number of shares issuable to each such holder upon exercise of such option or warrant, and the exercise price and vesting schedule with respect thereto. Espotting Media (UK) Limited ("Espotting UK") has issued redeemable secured loan notes (the "Loan Notes") in an aggregate principal amount of GBP 8,849,936. Upon conversion of all the Espotting Loan Notes immediately prior to the Effective Time, the number of Espotting Common Stock to be issued by Espotting as a result of such conversion will be 7,596,836. Except as set forth in Section 4.4 in the Espotting Disclosure Schedule, Espotting has not agreed to register any securities of Espotting or of any of the Espotting Subsidiaries under the Securities Act or under any applicable securities law or granted registration rights to any person or entity (other than agreements with respect to registration rights that are no longer in effect as of the date of this Agreement); complete and correct copies of all such agreements have previously been provided to FindWhat.

4.5 Conflicts; Consents and Approvals. Except as set forth in Section 4.5 in the Espotting Disclosure Schedule, neither the execution and delivery of this Agreement by Espotting, nor the consummation of the transactions contemplated hereby or thereby will:

         (a) conflict with, or result in a breach of any provision of, the Espotting Certificate or the Espotting Bylaws or the Espotting Subsidiary Governing Documents;

         (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Espotting or any of the Espotting Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Espotting or any of the Espotting Subsidiaries is a party, including without limitation any Contract;

         (c) violate any (i) order, writ, injunction, decree, ruling, assessment, arbitration, or award of any Governmental Authority or arbitrator and any Contract with any Governmental Authority pertaining to compliance with any law; or (ii) Applicable Law relating to Espotting or any of the Espotting Subsidiaries or any of their respective properties or assets; or

         (d) require any action or consent or approval of, or review by, or registration or filing by Espotting or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of the Merger and the transactions contemplated hereby by Espotting Stockholders, (ii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, (iii) the filing of notification and report forms under the HSR Act and the expiration or termination of any applicable waiting period thereunder, and (iv) consents or approvals of any Governmental Authority set forth in Section 4.5 in the Espotting Disclosure Schedule; except, in the case of clause (b), as set forth in Section 4.5 in the Espotting Disclosure Schedule or which would not be material to the business and operations of Espotting or any Key Espotting Subsidiary, and in the case of clauses (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

4.6 Brokerage and Finders' Fees. Except as set forth in Section 4.6 in the Espotting Disclosure Schedule, neither Espotting nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of Espotting or any of its affiliates, any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement.

4.7 Registration Statement; Proxy Statement. None of the information provided or to be provided in writing by Espotting for inclusion or incorporation by reference in the Registration Statement at the time it becomes effective or, in the case of the Proxy Statement, at the date of mailing and at the date of the FindWhat Stockholders Meeting, will contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made with respect to statements made or incorporated by reference therein based on information provided by FindWhat specifically for inclusion or incorporation by reference therein.

4.8 Espotting Financial Statements.

         (a) Except as set forth in Section 4.8(a) in the Espotting Disclosure Schedule, from its date of incorporation Espotting and the Espotting Subsidiaries have, in all material respects, maintained their books of account, minute books, stock books, stock ledgers, quota registers and other local equivalents in accordance in all material respects with Applicable Law and sound business practices, and have maintained an adequate system of internal controls. The minute books of Espotting and the Espotting Subsidiaries contain accurate and complete records of all proceedings, consents and meetings held of, and corporate action taken by, their stockholders, the boards of directors, and committees of the boards of directors, and other governing bodies, as applicable, and no meeting of any such stockholders, board of directors, committee or other governing body has been held for which minutes have not been prepared and are not contained in such minute books. None of the Espotting Subsidiaries has taken any actions or engaged in any activities that required a shareholder or quotaholder resolution with respect to such Espotting Subsidiary approving the same under relevant local law. The books of account of Espotting and the Espotting Subsidiaries are complete and correct in all material respects, have been maintained in accordance with Applicable Law, fairly and accurately reflect the income, expenses, assets and liabilities of Espotting and the Espotting Subsidiaries, including the nature thereof and the transactions giving rise thereto, and provide a fair and accurate basis for the preparation of the Espotting Financial Statements. The signatures appearing on all documents contained in such books of account are the true signatures of the persons purporting to have signed the same, and copies thereof have been provided to FindWhat.

         (b) Except as set forth in Section 4.8(b) in the Espotting Disclosure Schedule, the Espotting UK Financial Statements were prepared in accordance with United Kingdom generally accepted accounting principles and practice applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and subject to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect), and each fairly show a true and fair view of the state of affairs of Espotting UK and of its results and profits for the periods indicated. For purposes of this Agreement, the term "Espotting UK Financial Statements" means the consolidated unaudited balance sheets of Espotting UK, as of March 31, 2001 and 2002, and a balance sheet dated as of January 31, 2003, and the related profit and loss accounts, cash flow statements, notes and directors' and auditors' reports for the ten month period ended January 31, 2003.

         (c) Except as set forth in Section 4.8(c) in the Espotting Disclosure Schedule (i) none of the Espotting Subsidiaries suffers from capital impairment or local law equivalent and none of the Espotting Subsidiaries has any liability for any fees, penalties or fines resulting from its capital impairment, (ii) all of the Espotting Subsidiaries have, or will have prior to the Effective Time, taken such steps to cure their capital impairment or made such filings or notices to the relevant Governmental Authorities as required under local law, and (iii) none of the Espotting Subsidiaries will require a capital infusion under Applicable Law prior to the Effective Time with respect to their capital impairment.

4.9 Compliance with Law. Except as set forth in Section 4.9 in the Espotting Disclosure Schedule, Espotting and each of the Espotting Subsidiaries is in compliance, in all material respects, and at all times since January 1, 2002 has been in compliance, in all material respects, with all Applicable Laws relating to Espotting, the Espotting Subsidiaries or their respective businesses or properties, except where the failure to be in compliance with such Applicable Laws (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary or where such noncompliance has been cured and is reasonably expected to have no material impact on the future business or operations of Espotting or any Key Espotting Subsidiary. Except as disclosed in Section 4.9 in the Espotting Disclosure Schedule, no investigation or review by any Governmental Authority with respect to Espotting or any of the Espotting Subsidiaries is pending, or, to the knowledge of Espotting, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

4.10 Litigation. Section 4.10 in the Espotting Disclosure Schedule sets forth each instance in which Espotting or an Espotting Subsidiary is subject to an Action pending, or to the knowledge of Espotting, threatened against Espotting. Since January 1, 2002, neither Espotting nor any of the Espotting Subsidiaries has been subject to any order, writ, injunction or decree relating to its method of doing business or its relationship with past, existing or future users or purchasers of any goods or services.

4.11 No Material Adverse Change. Except as set forth in Section 4.11 in the Espotting Disclosure Schedule, since January 1, 2002, there has been no material adverse change in the assets, liabilities, results of operations, business prospects, or financial condition of Espotting or any Key Espotting Subsidiary or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

4.12 Taxes.

         (a) Except as set forth in Section 4.12(a) in the Espotting Disclosure Schedule, and except as would not have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary, Espotting and the Espotting Subsidiaries have timely filed all Tax Returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Espotting or the Espotting Subsidiaries prior to the date hereof. All such Tax Returns and reports are true and correct (except for such inaccuracies which are individually, and in the aggregate, not material), and Espotting and the Espotting Subsidiaries have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes, interest and penalties required to be paid in respect of the periods covered by such returns or reports or otherwise due to any federal, state, foreign, local or other taxing authority. Except as disclosed in Section 4.12(a) in the Espotting Disclosure Schedule, neither Espotting nor any of the Espotting Subsidiaries have any liability for Taxes that is materially in excess of the amount reserved on its March 31, 2003 unaudited balance sheet, or any more recent balance sheet. Neither Espotting nor any Espotting Subsidiary has requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed. Neither Espotting nor any of the Espotting Subsidiaries has received notice of any deficiencies for any material Tax from any taxing authority, against Espotting or any of the Espotting Subsidiaries. Except as set forth in Section 4.12(a) in the Espotting Disclosure Schedule, neither Espotting nor any of the Espotting Subsidiaries is the subject of any currently ongoing Tax audit. As of the date of this Agreement, there are no pending requests for waivers of the time to assess any material Tax, other than those made in the ordinary course and for which payment has been made. Neither Espotting nor any of the Espotting Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of Espotting or any of the Espotting Subsidiaries (other than liens for Taxes not yet due). Except as set forth in
Section 4.12(a) in the Espotting Disclosure Schedule, no claim has ever been made in writing by a Governmental Authority in a jurisdiction where none of Espotting or the Espotting Subsidiaries files Tax Returns that Espotting or any of the Espotting Subsidiaries is or may be subject to taxation by that jurisdiction.

         (b) Except as set forth in Section 4.12(b) in the Espotting Disclosure Schedule, neither Espotting nor any of the Espotting Subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Neither Espotting nor any of the Espotting Subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Espotting or any of the Espotting Subsidiaries that (i) requires Espotting or any of the Espotting Subsidiaries to make any Tax payment to or for the account of any other person,
(ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Espotting or any of the Espotting Subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Espotting or any of the Espotting Subsidiaries, from any other person, in each case other than with respect to each other.

         (c) Espotting and the Espotting Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (d) Neither Espotting nor any of the Espotting Subsidiaries has agreed to or is required to make any adjustments pursuant to Sections 263A or 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Espotting or any of the Espotting Subsidiaries or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the business or operations of Espotting or any of the Espotting Subsidiaries.

         (e) Neither Espotting nor any of the Espotting Subsidiaries is subject to any private letter ruling of the Internal Revenue Service or comparable ruling of other Governmental Authorities.

         (f) Neither Espotting nor any of the Espotting Subsidiaries is or has been, a United States real property holding corporation (as defined in section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

         (g) Neither Espotting nor any of the Espotting Subsidiaries is or has been a party to any joint venture, partnership, or other agreement that would be treated as a partnership for U.S. federal income tax purposes.

         (h) Section 4.12(h) in the Espotting Disclosure Schedule lists (i) each Espotting Subsidiary which has a Tax loss, (ii) with respect to such Espotting Subsidiary, the validity of the deductions giving rise to such Tax loss for Tax purposes, and (iii) the amount of each Tax loss in each jurisdiction.

         (i) Except for the group for which Espotting is presently a member, Espotting has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and each of the Espotting Subsidiaries has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (or any similar provision of state, local or foreign law), except where Espotting was the common parent corporation of such affiliated group.

         (j) Neither Espotting nor any Espotting Subsidiary has any liability for the Taxes of any person other than any of Espotting or any Espotting Subsidiary, under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         (k) All material elections with respect to Taxes affecting Espotting or any Espotting Subsidiary as of the date of this Agreement are set forth in
Section 4.12(k) in the Espotting Disclosure Schedule.

         (l) Neither Espotting nor any Espotting Subsidiary has any excess loss account (as defined in Treasury Regulation Section 1.1502-19 or any similar provision of state, local or foreign law) with respect to the stock of any Espotting Subsidiary.

         (m) Neither Espotting nor any Espotting Subsidiary has participated in an international boycott as defined in Section 999 of the Code (or any similar provision of state, local or foreign law).

         (n) Espotting and each Espotting Subsidiary is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject or which it may have claimed, and the Merger and the other transactions contemplated by this Agreement will not have any adverse effect on such compliance.

4.13 Intellectual Property.

         (a) Set forth in Section 4.13(a) in the Espotting Disclosure Schedule is an accurate and complete list of (i) all material foreign and domestic patents, patent applications, invention disclosures, trademarks, service marks, trade names, internet domain names (and any registrations or applications for registration for any of the foregoing trademarks, service marks, trade names and internet domain names) and all material copyright applications and registrations and all other material Intellectual Property rights owned or used by Espotting or any of the Espotting Subsidiaries and (ii) all agreements to which Espotting or any of the Espotting Subsidiaries is a party which concern any of their material Intellectual Property. Other than the Intellectual Property set forth in Section 4.13(a) in the Espotting Disclosure Schedule (the "Espotting

Intellectual Property"), no name, material internet domain name, know-how, patent, invention, trade secret, proprietary right, computer software, trademark, service mark, trade name, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of Espotting and the Espotting Subsidiaries in substantially the same manner as such business is presently conducted. Except as set forth in Section 4.13(a) in the Espotting Disclosure Schedule (i) Espotting or one of the Espotting Subsidiaries owns, free and clear of any Encumbrances, including without limitation the moral rights of any third party (including without limitation any Espotting Employees or Espotting Consultants (as defined in Section 4.17(b)), or has sufficient rights to, the Espotting Intellectual Property; (ii) no written claim of invalidity or ownership with respect to the Espotting Intellectual Property has been made by a third party and such Espotting Intellectual Property is not the subject of any pending or, to the knowledge of Espotting, threatened Action; (iii) no person or entity has asserted in writing that, with respect to the Espotting Intellectual Property, Espotting or an Espotting Subsidiary or licensee of Espotting is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (iv) all fees, annuities, royalties, honoraria and other payments which are due from Espotting or one of the Espotting Subsidiaries on or before the date of this Agreement for any of the Espotting Intellectual Property and agreements related to the Espotting Intellectual Property have been paid; (v) to the knowledge of Espotting, except as limited by the terms of any license relating thereto, the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, disposal, modification, display, transmission or publishing of any process, machine, manufacture, composition of matter, or material related to any part of the Espotting Intellectual Property, does not and will not infringe in any material respect any domestic or foreign patent, trademark, service mark, trade name, copyright, moral right or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party; (vi) to the knowledge of Espotting, no unexpired foreign or domestic patents or patent applications exist that are adverse to the material interests of Espotting and the Espotting Subsidiaries; (vii) to the knowledge of Espotting there exists no (A) prior act that would void or invalidate any of the Espotting Intellectual Property or (B) conduct or use by Espotting or any of the Espotting Subsidiaries or any third party that would void or invalidate any of the Espotting Intellectual Property; and (viii) the execution, delivery and performance of this Agreement by Espotting, and the consummation of the transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing or contained within any of the Espotting Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the Espotting Intellectual Property or in any way impair the right of Espotting or any of the Espotting Subsidiaries, subject to Section 4.13(a)(v), to make, use, sell, license or dispose of, distribute, modify, display or transmit or to bring any action for the infringement of, any Espotting Intellectual Property.

         (b) Espotting and the Espotting Subsidiaries have taken reasonable and appropriate steps to safeguard and maintain the secrecy and confidentiality of all material trade secrets, and to the extent required by Applicable Law, material patent applications and their related inventions prior to the issuance of a patent registration contained in the Espotting Intellectual Property (including entering into appropriate confidentiality, nondisclosure and noncompetition agreements with all appropriate officers, directors, employees and third-party consultants of Espotting and the Espotting Subsidiaries). Espotting has taken reasonable and appropriate steps to safeguard and maintain ownership of all material trade secrets, copyrights and patents contained in the Espotting Intellectual Property which it owns (including entering into appropriate agreements with all officers, directors, employees and third-party consultants of Espotting as necessary to safeguard, maintain and vest ownership of such rights in Espotting).

4.14 Title to and Condition of Properties. Except as set forth in Section 4.14 in the Espotting Disclosure Schedule, Espotting or one of the Espotting Subsidiaries owns or has the right to use under valid leases, subleases and licenses all real property, plants, machinery and equipment necessary for the conduct of the business of Espotting and the Espotting Subsidiaries as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on Espotting or any of the Key Espotting Subsidiaries.

4.15 Employee Benefit Plans.

         (a) As used in this Agreement, the following terms have the meanings given below:

         "Espotting Controlled Group Liability" means any and all liabilities
(i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code or the group health plan requirements of Section 701 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Espotting Plans.

         "Espotting Employee" means a person who is, as of the Effective Time, an active or inactive employee of Espotting or any of its subsidiaries.

         "Espotting Plans" means all employee benefit plans, programs and other arrangements providing benefits to any current or former employee, officer, director or consultant (or any beneficiary or dependent thereof) in respect of services provided to Espotting or to any of the Espotting Subsidiaries, and whether covering one person or more than one person, sponsored or maintained by Espotting or any the Espotting Subsidiaries or to which Espotting or any of the Espotting Subsidiaries contributes (or is obligated to contribute) or has any liability. Without limiting the generality of the foregoing, the term "Espotting Plans" includes each "employee pension benefit plan" as defined in Section 3(2) of ERISA, each "employee welfare benefit plan" as defined in Section 3(1) of ERISA, and each agreement, plan, program, fund, policy, contract or arrangement (whether written or unwritten) providing compensation, benefits, pension, retirement, superannuation, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent, bonus, thirteenth month, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, life insurance, death benefit, sick pay, disability, severance, termination, indemnity, redundancy pay, educational assistance, holiday pay, housing assistance, moving expense reimbursement, fringe benefit or similar employee benefits covering any employee, former employee, or the beneficiaries and dependents of any employee or former employee, regardless of whether it is mandated under local law, voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or non-contributory.

         (b) Section 4.15(b) in the Espotting Disclosure Schedule lists all Espotting Plans. With respect to each Espotting Plan, Espotting has made available to FindWhat a true, correct and complete copy of the following (where applicable): (i) each writing constituting a part of such Espotting Plan, including without limitation all plan documents (including amendments), benefit schedules, trust agreements, and insurance contracts and other funding vehicles;
(ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the documents made available to FindWhat pursuant to the preceding sentence and subject to the amendment to the EMI Plan specified in
Section 5.3(d) and the European Plan specified in Section 5.3(e), there are no amendments to any Espotting Plan that have been adopted or approved nor has Espotting or any of the Espotting Subsidiaries undertaken to make any such amendments or to adopt or approve any new Espotting Plan.

         (c) The Internal Revenue Service has issued a favorable determination letter with respect to each Espotting Plan that is intended to be a Qualified Plan and, to the knowledge of Espotting, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Espotting Plan that is a Qualified Plan or the related trust.

         (d) All material contributions required to be made by Espotting or any of the Espotting Subsidiaries or any of their respective ERISA Affiliates to any Espotting Plan by Applicable Laws or by any plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full.

         (e) Except as set forth in Section 4.15(e) in the Espotting Disclosure Schedule, each Espotting Plan has been maintained and administered in material compliance with its terms and Applicable Law, including ERISA and the Code. There is not now, and there are no existing circumstances that could reasonably be expected to give rise to, any requirement for the posting of security with respect to an Espotting Plan or the imposition of any lien on the assets of Espotting or any of the Espotting Subsidiaries or any of their respective ERISA Affiliates under ERISA or the Code with respect to an Espotting Plan. Any Benefit Obligations under any Espotting Plan as of the Closing Date have been appropriately reflected on the books and records of the Espotting Plan sponsor in accordance with Applicable Law, past practices and generally accepted accounting principles in the local jurisdiction. Except as set forth in Section 4.15(e) in the Espotting Disclosure Schedule, all Benefit Obligations under any Espotting Plans as of the Closing Date will, to the extent required by Applicable Law, be fully covered by cash, insurance contracts, or other assets set aside for this purpose, the fair market value of which shall be no less than the amount of such Benefit Obligations.

         (f) No Espotting Plan is subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code. No Espotting Plan is a Multiemployer Plan or a Multiple Employer Plan, nor has Espotting or any of the Espotting Subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date hereof, maintained, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or any plan covered by Section 412 of the Code or Title IV of ERISA.

         (g) There does not now exist, and there are no existing circumstances that could reasonably be expected to result in any material Espotting Controlled Group Liability that would be a liability of Espotting or any of the Espotting Subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Espotting nor any of the Espotting Subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in
Section 4069 or Section 4204 of ERISA.

         (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA (or other Applicable Law) and except as set forth in Section 4.15(h) in the Espotting Disclosure Schedule, neither Espotting nor any of the Espotting Subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof. To the knowledge of Espotting, there has been no communication to employees of Espotting or the Espotting Subsidiaries that would reasonably be expected or interpreted to promise or guarantee such employees retiree health or life insurance benefits or other retiree death benefits.

         (i) Except as disclosed in Section 4.15(i) in the Espotting Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Espotting or any of the Espotting Subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 4.15(i) in the Espotting Disclosure Schedule, no amount paid or payable by Espotting or any of the Espotting Subsidiaries in connection with the transactions contemplated hereby, either solely as a result thereof or as a result of such transactions in conjunction with any other events, will be an "excess parachute payment" within the meaning of Section 280G of the Code.

         (j) Except as disclosed in Section 4.15(j) in the Espotting Disclosure Schedule, there are no pending or to the knowledge of Espotting threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the Espotting Plans, any fiduciaries thereof with respect to their duties to the Espotting Plans or the assets of any of the trusts under any of the Espotting Plans that would reasonably be expected to result in any material liability of Espotting or any of the Espotting Subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

         (k) Section 4.15(k) in the Espotting Disclosure Schedule sets forth the names of all directors and officers of Espotting or any of the Espotting Subsidiaries, and the total current salary, bonus eligibility, and fringe benefits and perquisites (to the extent such fringe benefits or perquisites would have to be disclosed under Rule 402(b) of Regulation S-K assuming each such person was a named executive officer) each will receive in the Espotting fiscal year ending March 31, 2004. Section 4.15(k) in the Espotting Disclosure Schedule also lists and describes the current compensation of any other employee of Espotting or any of the Espotting Subsidiaries whose total current salary and maximum bonus opportunity exceeds $150,000 annually. Section 4.15(k) in the Espotting Disclosure Schedule also sets forth the liability of Espotting and the Espotting Subsidiaries for deferred compensation under any deferred compensation plan, excess plan or similar arrangement (other than pursuant to Qualified

Plans) to each such director, officer and employee and to all other employees as a group, together with the value, as of the date specified thereon, of the assets (if any) set aside in any grantor trust(s) to fund such liabilities. Except as disclosed in Section 4.15(k) in the Espotting Disclosure Schedule, there are no other material forms of compensation paid to any such director, officer or employee of Espotting. Except as set forth in Section 4.15(k) in the Espotting Disclosure Schedule, no officer, director, or employee of Espotting or any other affiliate of Espotting, or any immediate family member of any of the foregoing, provides or causes to be provided to Espotting any material assets, services or facilities and Espotting does not provide or cause to be provided to any such officer, director, employee or affiliate, or any immediate family member of any of the foregoing, any material assets, services or facilities.

         (l) Except as set forth in Section 4.15(l) of the Espotting Disclosure Schedule, no Espotting Plan is subject to the laws of any jurisdiction outside of the United States.

         (m) No Espotting Employee is a resident of the United States.

4.16 Contracts. Section 4.16 in the Espotting Disclosure Schedule lists as of the date hereof, and Espotting has provided FindWhat with complete and accurate copies of, each Contract, other than Espotting Plans, to which Espotting or any of the Espotting Subsidiaries is a party and which falls within any of the following categories:

         (a) Contracts not entered into in the ordinary course of Espotting's business and that involve expenditures or receipts by Espotting or the Espotting Subsidiaries of US$20,000 per month (or the equivalent in foreign currency);

         (b) Joint venture, partnership, strategic alliances and other Contracts (however named) involving a sharing of profits, losses, costs or liabilities;

         (c) portal and like agreements which involve payments of more than US$20,000 in any one month during the past 6 months (or the equivalent in foreign currency);

         (d) Contracts which are service contracts, (including without limitation outsourcing agreements, application service provider agreements, hosting agreements and data center management agreements) software license agreements or equipment leases or which require the delivery of goods or materials and which involve payments of more than US$20,000 in any one month during the past 6 months (or the equivalent in foreign currency);

         (e) Contracts containing covenants purporting to limit the freedom of Espotting or the Espotting Subsidiaries to compete in any line of business or in any geographic area or to hire any individual or group of individuals (including without limitation any software license agreements that authorize or permit Espotting or any Key Espotting Subsidiary to use the applicable software only in particular business lines, languages or geographic areas);

         (f) Contracts which after the Effective Time would have the effect of limiting the freedom of FindWhat or its subsidiaries (other than Espotting and the Espotting Subsidiaries) to compete in any line of business or in any geographic area or to hire any individual or group of individuals;

         (g) Contracts providing for the payments based on sales, revenue sharing, purchases or profits, other than direct payments for goods or services in excess of US$20,000 per month (or the equivalent in foreign currency);

         (h) powers of attorney that are currently outstanding;

         (i) Contracts entered into other than in the ordinary course of business that contain or provide for an express undertaking to be responsible for consequential damages;

         (j) Contracts which contain minimum purchase conditions in excess of US$100,000 (or the equivalent in foreign currency) or requirements or other terms that restrict or limit the purchasing relationships of Espotting or its affiliates, or any customer, licensee or lessee thereof;

         (k) Contracts relating to any outstanding commitment for capital expenditures in excess of US$250,000 (or the equivalent in foreign currency);

         (l) Contracts relating to the lease, sublease, occupancy, license, installment or conditional sale affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real property or personal property involving any annual expense or price in excess of US$100,000 (or the equivalent in foreign currency) and not cancelable by Espotting or the Espotting Subsidiaries (without premium or penalty) within one month;

         (m) Contracts with any labor organization, union, employee representative or group of employees;

         (n) indentures, mortgages, promissory notes, loan agreements, guarantees of borrowed money, letters of credit or other agreements, instruments or commitments for the borrowing or the lending of money;

         (o) Contracts providing for the creation of any Encumbrance upon any of the assets of Espotting or the Espotting Subsidiaries;

         (p) Contracts involving annual revenues to the business of Espotting or the Espotting Subsidiaries in excess of 2.5% of Espotting's annual revenues during any of their respective past two fiscal years;

         (q) Contracts providing for "earn-outs", "savings guarantees", "performance guarantees", or other contingent payments involving more than US$100,000 per year or US$500,000 over the term of the Contract (or the equivalent in foreign currency);

         (r) Contracts with or for the benefit of any affiliate of Espotting or immediate family member of any shareholder, director or officer thereof;

         (s) Contracts involving payments by Espotting or the Espotting Subsidiaries of more than US$20,000 in any one month during the past 6 months (or the equivalent in foreign currency);

         (t) to Espotting's knowledge, any Contracts that purport to limit the ability of the directors, officers, agents or employees of Espotting or the Espotting Subsidiaries to engage in or continue any conduct, activity or practice relating to the business of Espotting or the Espotting Subsidiaries, or assign to Espotting or the Espotting Subsidiaries any rights to any invention, improvement or discovery;

         (u) any cost-sharing, tax-sharing or transfer pricing agreements between and among any of the Espotting Subsidiaries or any of the Espotting Subsidiaries and any related or unrelated party; and

         (v) each amendment, supplement and modification with respect to any of the foregoing.

         Except as set forth in Section 4.16 in the Espotting Disclosure Schedule, all such Contracts and all other contracts that are individually material to the business or operations of Espotting or the Espotting Subsidiaries are valid and binding obligations of Espotting and, to the knowledge of Espotting, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not have a Material Adverse Effect on Espotting or any of the Key Espotting Subsidiaries. Neither Espotting nor, to the knowledge of Espotting, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract or of any other Contract that is individually material to the business or operations of Espotting except such violations or defaults under or terminations which would not have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary. As of the date hereof, except as set forth in Section 4.16 in the Espotting Disclosure Schedule, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable under such Contracts.

4.17 Labor Matters.

         (a) Section 4.17(a) in the Espotting Disclosure Schedule sets forth an accurate and complete list of each works council, union or other labor organization which has to be notified or consulted or with which negotiations need to be conducted in connection with the transaction contemplated by this Agreement and each collective bargaining agreement which has any impact on the terms and conditions of employment with respect to Espotting Employees. Where required by Applicable Laws, Espotting or any of the Espotting Subsidiaries, will have, prior to the Closing Date, properly and timely notified, or where appropriate, consulted or negotiated with, the local works council, union, labor board or relevant Governmental Authority concerning the transactions contemplated by the Agreement.

         (b) Except as set forth in Section 4.17(b) in the Espotting Disclosure Schedule, neither Espotting nor any Espotting Subsidiary has any labor union contracts, collective bargaining agreements or consulting agreements providing for compensation of any individual in excess of $100,000 with any persons employed by Espotting or any persons otherwise performing services primarily for Espotting or any Espotting Subsidiary ("Espotting Consultants"). Espotting and the Espotting Subsidiaries have furnished or made available to FindWhat complete and correct copies of all such agreements, contracts, commitments and understandings, whether written or oral (the "Espotting Employment and Labor Agreements") covering the Espotting Employees or the Espotting Consultants. Neither Espotting nor any of the Espotting Subsidiaries has materially breached or otherwise materially failed to comply with any provisions of any Espotting Employment or Labor Agreement, and, to the knowledge of Espotting or any Espotting Subsidiary, there are no grievances outstanding thereunder. There is no labor strike, dispute or stoppage pending or, to the knowledge of Espotting, threatened against Espotting or any Espotting Subsidiary, and neither Espotting nor any Espotting Subsidiary has experienced any labor strike, dispute or stoppage or other material labor difficulty involving its employees. To the knowledge of Espotting, no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of Espotting or any of the Espotting Subsidiaries.

         (c) Espotting and the Espotting Subsidiaries are in material compliance with Applicable Law and their own policies respecting employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, equal pay, civil rights, labor relations, immigration, occupational health and safety and payroll and wage taxes, and any foreign, federal or local human rights act.

         (d) As of the date of this Agreement or, except as set forth in Section 4.17(d) in the Espotting Disclosure Schedule or as required by Applicable Laws,
(i) neither Espotting nor any of the Espotting Subsidiaries is a party to any outstanding employment agreements or contracts with officers, managers and directors (or foreign equivalent) or Espotting Employees that are not terminable at will, or that provide for the payment of any bonus or commission; and (ii) neither Espotting nor any of the Espotting Subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly Espotting Employees.

4.18 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the consolidated, unaudited balance sheet of Espotting UK as of January 31, 2003, (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 4.18 in the Espotting Disclosure Schedule, Espotting and the Espotting Subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent, choate, inchoate or otherwise and whether due or to become due, that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

4.19 Operation of Espotting's Business; Relationships.

         (a) Since December 31, 2002, neither Espotting nor any Espotting Subsidiaries has, except in the ordinary course of business consistent with past practice, engaged in any transaction which, if done after execution of this Agreement, would violate in any material respects Section 5.3(c) except as set forth in Section 4.19(a) in the Espotting Disclosure Schedule.

         (b) Except as set forth in Section 4.19(b) in the Espotting Disclosure Schedule, since December 31, 2002, and as of the date of this Agreement, no material customer of Espotting or any of the Key Espotting Subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from Espotting or any of the Key Espotting Subsidiaries and no material supplier of Espotting or any of the Key Espotting Subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to Espotting or any of the Key Espotting Subsidiaries, in each case, the effect of which would reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

4.20 Permits. Espotting and each of the Espotting Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary in each jurisdiction to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Espotting Permits"), except where the failure to be in possession of such Espotting Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary, and there is no Action pending or, to the knowledge of Espotting, threatened regarding any of the Espotting Permits which, if successful, would reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary. Neither Espotting nor any of the Key Espotting Subsidiaries is in conflict with, or in default or violation of any of the Espotting Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

4.21 Environmental Matters. Except for matters disclosed in Section 4.21 in the Espotting Disclosure Schedule, (a) the properties, operations and activities of Espotting and the Espotting Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and all past noncompliance of Espotting or any Espotting Subsidiary with any Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; (b) Espotting and the Espotting Subsidiaries and the properties and operations of Espotting and the Espotting Subsidiaries are not subject to any existing, pending or, to the knowledge of Espotting, threatened Action by or before any court or Governmental Authority under any Environmental Law; (c) there has been no release, discharge or emission of any Hazardous Material into the environment in violation of applicable Environmental Law by Espotting or the Espotting Subsidiaries or in connection with their currently leased or formerly leased properties or operations that would have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary and there has been no release, discharge or emission of any Hazardous Material into the environment in violation of applicable Environmental Law in connection with their currently owned or formerly owned properties or operations; and (d) to the knowledge of Espotting, there has been no material exposure in violation of applicable Environmental Law of any person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of Espotting and the Espotting Subsidiaries that could have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

4.22 Board Recommendation; Required Vote. The board of directors of Espotting, at a meeting duly called and held, has by majority vote of those directors present and constituting a quorum of the directors then in office (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Espotting Stockholders,
(ii) resolved to recommend that the holders of the shares of Espotting Capital Stock approve this Agreement and the transactions contemplated herein, including the Merger (the "Espotting Board Recommendation"), and (iii) approved and directed the appropriate officers of Espotting to take the actions set forth in
Section 5.3(c)(vii), Section 5.3(d) and Section 5.3(e) below. The affirmative vote of holders of a majority of the outstanding shares of Espotting Capital Stock to approve the Merger, the consent of Beringea or a majority of the outstanding principal amount of the Loan Notes and the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock of Espotting are the only votes of the holders of any class or series of Espotting Capital Stock or third parties necessary to adopt the Agreement and approve the transactions contemplated hereby.

4.23 Takeover Laws. Neither Espotting nor any Espotting Subsidiary is subject to any state or foreign takeover law or state or foreign law that purports to limit or restrict business combinations or the ability to acquire or vote shares regarding: (i) the execution of this Agreement and the Espotting Stockholder Voting Agreement, (ii) the Merger and (iii) the transactions contemplated hereby and by the Espotting Stockholder Voting Agreement.

4.24 Accounts Receivable. All accounts and notes receivable of Espotting and the Espotting Subsidiaries have arisen in the ordinary course of business and the accounts receivable reserve reflected in the balance sheet of Espotting as of March 31, 2003 is as of such date adequate and established in accordance with generally accepted accounting principles consistently applied. Since March 31, 2003, there has been no event or occurrence which would cause such accounts receivable reserve to be inadequate, and which would reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

4.25 Insurance. Section 4.25 in the Espotting Disclosure Schedule lists all insurance policies (including information on the premiums payable in connection therewith and the amount of coverage provided thereunder) pursuant to which Espotting and the Espotting Subsidiaries are presently insured and during each of the past three calendar years has been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Espotting's and the Espotting Subsidiaries' insurance policies are in all material respects in full force and effect in accordance with their terms, all premiums to date have been paid in full, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in all material respects in amounts which are customary, adequate and suitable in relation to the business, assets and liabilities of Espotting and the Espotting Subsidiaries and all premiums to date have been paid in full. Espotting or its covered Espotting Subsidiary is a "named insured" or an "insured" under such insurance policies. Espotting and the Espotting Subsidiaries have not been refused any insurance, nor has the coverage of Espotting or any of the Espotting Subsidiaries been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three years. Except as set forth in Section 4.26 in the Espotting Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Espotting and the Espotting Subsidiaries provide adequate coverage against loss and may be continued by the Surviving Corporation without modification or premium increase after the Effective Time and for the duration of their current terms which terms expire as set forth in Section 4.25 in the Espotting Disclosure Schedule. Set forth in Section 4.25 in the Espotting Disclosure Schedule is the amount of the annual premium currently paid by Espotting for its directors' and officers' liability insurance.

4.26 Employment Agreements. As of the date hereof, Espotting has entered into conditional employment agreements with Messrs. Daniel Ishag, Seb Bishop, Jonathan Bunis and Stephen McDonnell, which will become effective at the Effective Time and copies of which are set forth as Exhibits 4.26(a), (b), (c) and (d).

4.27 Opinion of Financial Advisor. Espotting has received the opinion of Babcock & Brown, dated the date hereof, to the effect that, as of such date, the Merger Consideration to be received by the holders of Espotting Capital Stock is fair from a financial point of view.

4.28 Data Protection Matters. Except for matters disclosed in Section 4.28 in the Espotting Disclosure Schedule:

         (a) the policies, operations and activities of Espotting and the Espotting Subsidiaries are in compliance in all material respects with all applicable Data Protection Laws and all past noncompliance of Espotting or any Espotting Subsidiary with any Data Protection Laws has been resolved without any pending, ongoing or future obligation, cost or liability.

         (b) Espotting and the Espotting Subsidiaries and the policies, operations and activities of Espotting and the Espotting Subsidiaries are not subject to any existing, pending or, to the knowledge of Espotting, threatened Action by or before any court or Governmental Authority under any Data Protection Law.

         (c) Espotting and the Espotting Subsidiaries are permitted under all applicable Data Protection Laws and written or oral contracts, agreements, commitments, policies, or other obligations or representations, to transfer and disclose any and all Personal Data (as defined below) to FindWhat and Subcorp as necessary or relevant in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, without obtaining any further consent or approval (whether explicit, unambiguous, express or implied) from an individual, labor organization, Governmental Authority, or other third party, without amending any filings or registrations with Governmental Authorities, and without taking any other steps prior to such disclosure, except that this Section 4.28(c) shall not apply to international transfers of Personal Data by Espotting or any Espotting Subsidiary to FindWhat and Subcorp unless FindWhat and Subcorp publicly declare compliance with the Safe Harbor Privacy Principles, or otherwise provide "adequate safeguards," as defined by the European Commission, for Personal Data.

         (d) The term "Data Protection Laws" means all federal, state, local or foreign laws, statutes, orders, rules, regulations, policies or guidelines, or judgments, decisions or orders entered by any Governmental Authority, relating to Personal Data. "Personal Data" means any and all information that Espotting or the Espotting Subsidiaries maintain or otherwise process that relates to an identified or identifiable natural person, including employees, stockholders, customers, customers of customers, vendors, contractors, and other business partners of Espotting or the Espotting Subsidiaries, and including any natural persons who are employees of or contractors to any of the foregoing.

4.29 Foreign Corrupt Practices Act.

         (a) Espotting and the Espotting Subsidiaries have not, to secure any improper advantage in order to obtain or retain business, directly or indirectly offered, paid, given, or promised to pay, or authorized the payment of, any money, offer, gift, or other thing of value, to:

                  (i) an officer or employee of any Governmental Authority, or any person acting in an official capacity for or on behalf of any Governmental Authority;

                  (ii) any political party or official thereof;

                  (iii) any candidate for political or political party office;
or

                  (iv) any other individual or entity;

             while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any person or entity in items
             (i) - (iii).

         (b) Except as set forth in Section 4.29(b) of the Espotting Disclosure Schedule, Espotting and the Espotting Subsidiaries have made all payments to third parties by check mailed to such third parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business.

         (c) Each transaction is properly and accurately recorded on the books and records of Espotting and the Espotting Subsidiaries, and each document on which entries in Espotting's and the Espotting Subsidiaries' books and records are based is complete and accurate in all material respects. Espotting and the Espotting Subsidiaries maintain a system of internal accounting controls adequate to insure that they maintain no off-the-books accounts and that their assets are used only in accordance with their respective management's directives.

         (d) No product sold or service provided by Espotting or the Espotting Subsidiaries has been, directly or indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Libya, or Sudan.

4.30 EMI Option Agreements. In respect of each option granted by Espotting under the EMI Plan, Espotting and the option holder are parties to an option agreement providing that (i) the board of directors of Espotting has absolute discretion to accelerate the vesting of the option upon the option holder becoming entitled to receive an exchange of options in the event of a transaction such as the Merger, (ii) the option holder will accept and pay for any liability for UK secondary Class 1 National Insurance Contributions ("Employer's NICs") which may arise on the exercise, assignment, release or cancellation of the option, (iii) Espotting may collect the Employer's NICs from salary payments due to the option holder, directly from the option holder or by selling some of the shares which the option holder is entitled to receive on the exercise of the option, and (iv) the option holder will provide any additional consents or formal elections required to accomplish the foregoing.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

The parties hereto agree that:

5.1 Mutual Covenants.

         (a) Reasonable Efforts; Notification. Each of FindWhat and Espotting shall cooperate with the other party in connection with any filing (including, with respect to the party making a filing, providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Authority under any Antitrust Laws (as defined in Section 5.1(a)(ii)) with respect to any such filing or any such transaction. If applicable, the parties shall make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the HSR Act, with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days after the date of this Agreement, and comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Authority in respect of such filings or such transactions.

         (i) Each party shall use all reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. Neither party shall independently participate in any meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other party prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. The parties hereto will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under any Antitrust Laws.

         (ii) Each of FindWhat and Espotting shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under any Antitrust Laws and any other federal, state or foreign statues, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions, including transactions, acquisitions and mergers, having the purpose or effect of creating or strengthening a dominant position, monopolization, lessening of competition or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of FindWhat and Espotting shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless by mutual agreement FindWhat and Espotting decide that litigation is not in their respective best interests. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.1(a) shall limit a party's right to terminate this Agreement pursuant to
Section 7.1, so long as such party has up to then complied in all material respects with its obligations under this Section 5.1(a). Each of FindWhat and Espotting shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under any Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

         (iii) Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on FindWhat or Espotting from occurring prior to or after the Effective Time, (C) the preparation of the Proxy Statement, the Prospectus and the Registration Statement, and (D) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of, this Agreement.

         (iv) Notwithstanding anything to the contrary in this Agreement, (A) neither FindWhat nor any of its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on FindWhat combined with the Surviving Corporation after the Effective Time,
(B) prior to the Effective Time, neither Espotting nor any of the Espotting Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Espotting or any Espotting Subsidiary, (C) neither party nor their respective subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the benefits expected, as of the date hereof, to be realized from consummation of the Merger and (D) neither party shall be required to waive any of the conditions to the Merger set forth in Article VI as they apply to such party.

         (b) Public Announcements. The initial press release concerning the Merger and the transactions contemplated hereby shall be a joint press release. FindWhat and Espotting shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any other press release or public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. In addition to the foregoing, neither FindWhat nor Espotting shall issue any press release or otherwise make any public statement or disclosure concerning non-public information relating to the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

         (c) No Solicitation.

                  (i) Except with respect to FindWhat raising funds from outside sources to pay for a portion of the Total Cash Amount, each party agrees that, during the term of this Agreement, it will not, and will not permit or cause any of its subsidiaries or any of the directors, officers, employees, agents or representatives of it or any of its subsidiaries, directly or indirectly, to solicit, initiate, encourage or knowingly facilitate, or furnish or disclose non-public information in furtherance of, or otherwise facilitate any inquiries that may be reasonably expected to lead to, or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, or similar transaction involving, or any purchase of 5% or more of the assets or any equity of, such party (the "Competing Transaction Party") or any of its subsidiaries (except that such purchase percentage may be increased up to 20% of the assets or any equity securities of such party or any of its subsidiaries solely for the limited purpose of satisfying or pursuing such venture capital financing as is necessary to satisfy such party's current debt obligations, general operating requirements and/or payments to distribution partners) or any other business combination (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than the other parties to this Agreement (the "Non Solicitation Party") with respect to a Competing Transaction, or enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

                  (ii) Notwithstanding the foregoing, nothing shall prevent the Competing Transaction Party or its board of directors from, at any time prior to the approval of the Merger by the party's stockholders, from providing information in response to a request therefor by entering into a discussion with, or entering into a confidentiality agreement or non-disclosure agreement with, a person who has made an unsolicited bona fide written proposal for a Competing Transaction if and so long as:

                           (A) the Competing Transaction Party has not violated
any of the restrictions set forth in this Section 5.1(c);

                           (B) the board of directors of the Competing
Transaction Party determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law and determines that such a proposal is, after consulting with a nationally recognized investment banking firm, more favorable to the Competing Transaction Party's stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by the Non Solicitation Party in response to such Competing Transaction) (a "Superior Proposal");

                           (C) prior to furnishing any information to, or
entering into discussions with, such person, the Competing Transaction Party gives the Non-Solicitation Party written notice of the identity of such person and of the Competing Transaction Party's intention to furnish information to, or enter into discussions with, such person, and the Competing Transaction Party shall have received from such person an executed confidentiality agreement or non-disclosure agreement containing customary limitations on the use and disclosure of all written and oral information furnished to such person by or on behalf of the Competing Transaction Party; and

                           (D) prior to furnishing any information to such
person, the Competing Transaction Party furnishes such information to the Non Solicitation Party (to the extent such information has not been previously furnished by the Competing Transaction Party to the Non Solicitation Party).

                  (iii) Each party will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction and request the return of all confidential information regarding such party provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreements or otherwise. In the event that prior to the approval of the Merger by the Espotting Stockholders, the board of directors of Espotting receives a Superior Proposal that was not solicited or encouraged after the date of this Agreement and the board of directors of Espotting determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law, the board of directors of Espotting may (subject to this and the following sentences) fail to make, withdraw, modify or change, in a manner adverse to FindWhat, the Espotting Board Recommendation, provided that it gives FindWhat three business days prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Espotting's right to terminate this Agreement pursuant to Section 7.1, at such time as the applicable requirements of Section 7.1 have been met). Any such failure to make, withdraw, modify or change the Espotting's Board Recommendation shall not change the approval of the board of directors of Espotting for purposes of causing any state or foreign takeover statute or other state or foreign law to be inapplicable to the transactions contemplated hereby, including the Merger or the Espotting Stockholder Voting Agreements or change the obligation of Espotting to present the Merger for approval at a duly called Espotting Stockholders Meeting on the earliest practicable date determined in consultation with FindWhat. From and after the execution of this Agreement, Espotting shall promptly, but in any event within one calendar day advise FindWhat in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to FindWhat a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. In addition, Espotting shall promptly, but in any event within one calendar day advise FindWhat, in writing, if the board of directors of Espotting shall make any determination as to any Competing Transaction as contemplated by this Section 5.1(c)(iii).

         (d) Access to Information; Confidentiality. Upon reasonable notice, each party shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to such of its properties, books, contracts, commitments, records, all other information and data, officers and employees as the other party may reasonably request and, during such period, such party shall (and shall cause its subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Applicable Laws (other than documents which such party is not permitted to disclose under Applicable Laws), and (b) consistent with its legal obligations, all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that it reasonably concludes, after consultation with outside counsel, that (i) any Applicable Law requires such party or its subsidiaries to restrict access to any properties or information, (ii) providing such access would result in the loss of the attorney-client privilege, (iii) such document discusses the pricing or dollar value of the transactions contemplated by this Agreement or (iv) the documents contain competitively sensitive information, the sharing of which could constitute a violation of any applicable Antitrust Laws. The parties shall hold any such information in confidence to the extent required by, and in accordance with, the provisions of the Reciprocal Nondisclosure Agreement dated as of January 22, 2003, between FindWhat and Espotting (as it may be amended from time to time, the "Confidentiality Agreement"). Each party shall make all reasonable best efforts to minimize disruption to the business of the other party and its subsidiaries which may result from the requests for data and information hereunder. All requests for access and information shall be coordinated through senior executives of the parties to be designated. Any investigation by FindWhat or Espotting shall not affect the representations and warranties of Espotting or FindWhat, as the case may be.

         (e) Notices of Certain Events. Each party hereto shall promptly notify the other parties orally and in writing of:

                  (i) the receipt by such party or any of such party's subsidiaries of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) subject to any applicable legal restrictions, the receipt by such party or any of such party's subsidiaries of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

                  (iii) such party's obtaining knowledge of any Actions commenced or threatened against, relating to or involving or otherwise affecting any of FindWhat, Subcorp or Espotting, as the case may be, or any of their respective subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and

                  (iv) such party's obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause the conditions set forth in Article VI not to be satisfied; provided, however, that no such notification shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder, or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         (f) Preparation of Registration Statement. FindWhat shall, as soon as is reasonably practicable following the date of this Agreement, prepare and file with the Commission the Registration Statement, in which the Proxy Statement will be included as a prospectus. The Registration Statement shall register the issuance of FindWhat Common Shares in connection with the Merger. Subject to
Section 5.1, FindWhat shall use its reasonable best efforts to: (i) have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, (ii) cause the Proxy Statement to be mailed to the FindWhat Stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act, and (iii) maintain the effectiveness of the Registration Statement through the Effective Time. FindWhat shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of FindWhat Common Shares in the Merger, upon the exercise of FindWhat Exchange Options, and upon the issuance of such other FindWhat securities in connection with the transactions contemplated by this Agreement. Subject to Section 5.1, Espotting shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Espotting Stockholders as promptly as practicable after the Registration Statement is declared effective, along with such other information as it deems appropriate to meet the requirements of Applicable Law in the solicitation of the approvals of its stockholders pursuant to Section 5.3(a). FindWhat and Espotting shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments with respect to, or requests for amendment of the Registration Statement received from the Commission. FindWhat shall provide Espotting with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement prior to filing such with the Commission, and shall provide Espotting with a copy of all such filings made with the Commission. Notwithstanding any other provision herein to the contrary, the Registration Statement shall not be filed, and no amendment or supplement to the Registration Statement or Proxy Statement shall be made without the approval of the information included by the party that supplied that information. If at any time prior to the Effective Time any information relating to FindWhat or Espotting, or any of their respective affiliates, officers or directors, should be discovered by FindWhat or Espotting which should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of FindWhat and Espotting.

         (g) Rule 145. Prior to the Effective Time, Espotting shall deliver to FindWhat a list identifying persons who would, in its opinion, be deemed "affiliates" of Espotting for purposes of Rule 145 under the Securities Act (the "Espotting Affiliates"). Espotting shall cause each person who is identified as an Espotting Affiliate to deliver to FindWhat on or prior to the Effective Time a written agreement, in such form as set forth in Exhibit C, that he or she will not offer to sell, sell or otherwise dispose of any of the FindWhat Common Shares issued to him or her in connection with the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or pursuant to an exemption from the registration requirements under the Securities Act. FindWhat shall be entitled to place appropriate legends on the certificates evidencing the FindWhat Common Shares to be received by Espotting Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for the FindWhat Common Shares, to the effect that the shares received or to be received by such Espotting Affiliate pursuant to this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his or her interest in or risks relating to such shares, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 or pursuant to an exemption from registration provided under the Securities Act. The foregoing restrictions on the transferability of FindWhat Common Shares shall apply to all purported sales, transfers and other conveyances of the shares received or to be received by such Espotting Affiliate pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares, whether or not such Espotting Affiliate has exchanged the certificates previously evidencing shares of Espotting capital stock, into which such shares were converted.

5.2 Covenants of FindWhat.

         (a) FindWhat Stockholders Meeting. Subject to Section 5.1(c), FindWhat shall take all action in accordance with Applicable Law and the FindWhat Articles and the FindWhat Bylaws necessary to duly call, give notice of, convene and hold a special meeting of FindWhat Stockholders (the "FindWhat Stockholders Meeting") to be held on the earliest practicable date determined in consultation with Espotting to consider and vote upon approval of the Merger, this Agreement, the FindWhat Stock Option Plan, a plan, providing for rights equivalent to those currently pertaining under the EMI Plan, for the replacement options to be issued in respect of the EMI Options, as set forth in Section 2.4(c) (the "EMI Replacement Option Plan") and the transactions contemplated hereby. Subject to
Section 5.1(c), FindWhat shall take all lawful actions to solicit the approval of the Merger, this Agreement, the FindWhat Stock Option Plan, the EMI Replacement Option Plan, and the transactions contemplated hereby, by the FindWhat Stockholders, and the board of directors of FindWhat shall recommend approval of the Merger, this Agreement, the FindWhat Stock Option Plan, EMI Replacement Option Plan, and the transactions contemplated hereby by the FindWhat Stockholders, to the extent not previously withdrawn pursuant to
Section 5.1(c), which recommendation shall be included in the Proxy Statement.

         (b) Indemnification, Exculpation and Insurance.

                  (i) FindWhat shall cause all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or employees or officers of Espotting (each such person being an "Indemnified Party") by reason of the fact that he or she is or was a director or employee of Espotting as provided in Espotting's Certificate of Incorporation, Bylaws or any indemnification agreement between such directors or officers and Espotting (in each case, as in effect on the date hereof) to be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and such rights shall survive the Merger and shall continue in full force and effect in accordance with clause (iv) of this Section 5.2(b). Without limiting the foregoing, FindWhat shall indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Espotting and the Espotting Subsidiaries to the fullest extent permitted by Espotting's or an Espotting's Subsidiary's Certificate of Incorporation, Bylaws (or comparable governing document) or any indemnification agreement between such directors, officers and employees for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated hereby) by reason of the fact that he or she was a director, officer or employee of Espotting or an Espotting Subsidiary. Nothing contained herein, however, shall require FindWhat to indemnify any Indemnified Party if a court of competent jurisdiction shall have determined that such indemnification is unenforceable or void as a matter of public policy, and such determination shall have become final and nonappealable.

                  (ii) Any Indemnified Party wishing to claim indemnification under paragraph (i) of this Section 5.2(b) shall promptly notify the Surviving Corporation, upon learning of any such Action, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party to the extent such failure does not materially prejudice the Surviving Corporation. The Surviving Corporation may, at its own expense: (i) participate in the defense of any Action; or (ii) at any time during the course of any such Action, assume the defense thereof, unless the Indemnified Parties (or any of them) determine in good faith (after consultation with legal counsel) that there is, under applicable standards of professional conduct, a conflict or any significant issue between the positions of FindWhat or the Surviving Corporation and any of such Indemnified Parties, provided that the Surviving Corporation's counsel shall be reasonably satisfactory to the Indemnified Parties. If the Surviving Corporation assumes such defense, the Indemnified Parties shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the Surviving Corporation. Whether or not the Surviving Corporation chooses to assume the defense of any such Action, the Surviving Corporation and FindWhat shall cooperate in the defense thereof. If the Surviving Corporation fails to so assume the defense thereof, the Indemnified Parties may retain counsel reasonably satisfactory to the Surviving Corporation and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel promptly after statements therefor are received; provided that the Indemnified Parties on whose behalf expenses are advanced provide (x) a written affirmation of their good faith belief that the standard of conduct necessary for indemnification under Section 145 of the DGCL has been met, and (y) an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification under Section 145 of the DGCL. Neither FindWhat nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that, in the event that any claim or claims for indemnification are asserted or made within such a period of six years after the Effective Time, all rights to indemnification in respect of any such claim or claims (and the matters giving rise thereto) shall continue until the disposition of any and all such claim or claims (and the matters giving rise thereto). The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to a single action unless any Indemnified Party determines in good faith (after consultation with legal counsel) that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. In the event FindWhat or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.2(b), proper provision shall be made so that the successors and assigns of FindWhat and the Surviving Corporation assume the obligations set forth in this Section 5.2(b), and none of the actions described in clause (i) or (ii) shall be taken until such provision is made. Nothing in this Section 5.2(b) is intended to modify adversely any existing rights to indemnification of an Indemnified Party from Espotting.

                  (iii) For six years after the Effective Time, FindWhat shall cause the Surviving Corporation to maintain in effect Espotting's current officers', directors' and employees' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by Espotting's officers' and directors' liability insurance policy (a copy of which has been heretofore delivered to FindWhat), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that FindWhat may substitute therefor policies of FindWhat containing terms with respect to coverage and amount no less favorable to such directors and officers; provided, however, that in satisfying its obligation under this Section 5.2(b) FindWhat shall not be obligated to pay annual premiums in excess of 300% of the amount per annum paid by Espotting in its last full fiscal year; and provided further that if FindWhat is not able to obtain such coverage for such 300% amount, FindWhat shall nevertheless be obligated to provide such coverage as may be obtained annually for such 300% amount and provided further that notwithstanding the foregoing, the Surviving Corporation may satisfy its obligations under this Section 5.2(b) by purchasing a "tail" policy under Espotting's existing directors' and officers' insurance policy that (i) has an effective term of six years from the Effective Time, (ii) covers those persons who are currently covered, or will be covered on or prior to the Effective Time, by Espotting's directors' and officers' insurance policy in effect on the date hereof for actions and omissions occurring on or prior to the Effective Time and (iii) contains terms and conditions (including without limitation coverage amounts) that are at least as favorable in the aggregate as the terms and conditions of Espotting's directors' and officers' insurance policy in effect on the date hereof.

                  (iv) The provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation with respect to indemnification and exculpation as set forth in Section 5.2(b)(i) above shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any of the Indemnified Parties.

                  (v) The obligations of FindWhat or the Surviving Corporation under this Section 5.2(b) are subject to the conditions that each Indemnified Party shall comply with the reasonable requests of the Surviving Corporation or FindWhat in defending or settling any action hereunder and that any Indemnified Party shall approve any proposed settlement of any such action if (i) such settlement involves no finding or admission of any liability by any Indemnified Party, and (ii) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Surviving Corporation or FindWhat.

                  (vi) The provisions of this Section 5.2(b) are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. FindWhat hereby guarantees the performance by Surviving Corporation of its obligations under this Section 5.2(b).

         (c) Subcorp. Prior to the Effective Time, Subcorp shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Subcorp for the issuance of its stock to FindWhat) or any material liabilities.

         (d) NASDAQ Listing. FindWhat shall use its reasonable best efforts to cause the FindWhat Common Shares issuable pursuant to the Merger, subject to the FindWhat Exchange Options, and such other FindWhat Common Shares to be reserved for issuance in connection with the Merger or the other transactions contemplated by this Agreement to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

         (e) Employees and Employee Benefits. From and after the Effective Time, FindWhat shall cause the Surviving Corporation to honor the obligations of Espotting and its subsidiaries incurred prior to the Effective Time under all Espotting Plans. From and after the Effective Time, FindWhat shall treat all service by Espotting Employees with Espotting (or any predecessor thereto) prior to the Effective Time for all purposes as service with FindWhat (except for purposes of benefit accrual under defined benefit pension plans or to the extent such treatment would result in duplicative accrual on or after the Closing Date of benefits for the same period of service), and, with respect to any medical or dental benefit plan in which Espotting Employees participate after the Effective Time, FindWhat shall waive or cause to be waived any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any Espotting Employee who was, as of the Effective Time, excluded from participation in an Espotting Plan by virtue of such pre-existing condition), and shall provide that any covered expenses incurred on or before the Effective Time during the plan year of the applicable Espotting Plan in which the Effective Time occurs by an Espotting Employee or an Espotting Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of FindWhat and subsidiaries of FindWhat.

         (f) Conduct of FindWhat's Operations. During the period from the date of this Agreement to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except as may be agreed to in writing by the parties, FindWhat shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its commercially reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, FindWhat shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.2(f) in the FindWhat Disclosure Schedule, without the prior written consent of Espotting:

                  (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock (except grants in connection with raising capital to pay the Total Cash Amount and except grants of FindWhat stock options to FindWhat employees in the ordinary course of business consistent with past practices, provided that FindWhat shall consult with Espotting prior to making such option grants or making any recommendation to the FindWhat board of directors with respect to such option grants, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except in connection with raising capital to pay the Total Cash Amount and except pursuant to the exercise of FindWhat stock options that are outstanding as of the date hereof), or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock, except in connection with raising capital to pay the Total Cash Amount;

                  (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than in the ordinary course of business, or in connection with raising capital to pay the Total Cash Amount;

                  (iii) make or propose any changes in the FindWhat Articles or the FindWhat Bylaws;

                  (iv) merge or consolidate with any other person;

                  (v) acquire a material amount of assets or capital stock of any other person outside of the ordinary course of business consistent with past practice;

                  (vi) except for borrowings under existing credit facilities or credit facilities entered into in connection with raising capital to pay the Total Cash Amount, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice in excess of $100,000;

                  (vii) create any subsidiaries;

                  (viii) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than pursuant to Applicable Law or contractual commitments existing as of the date hereof in the ordinary course of business consistent with past practice with respect to non-officer employees, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee, or grant, re-price, or accelerate the exercise or payment of any FindWhat stock options or other equity-based awards (except for grants to the extent permitted by Section 5.2(f)(i));

                  (ix) enter into, adopt or amend any FindWhat Plan, except as may be required by Applicable Law;

                  (x) take any action that could give rise to severance benefits payable to any officer or director of FindWhat as a result of consummation of the transaction contemplated by this Agreement;

                  (xi) change any method or principle of accounting in a manner that is inconsistent with past practice except as contemplated by this Agreement and to the extent required by generally accepted accounting principles as advised by FindWhat's regular independent accountants;

                  (xii) settle any Actions, whether now pending or hereafter made or brought involving, individually or in the aggregate, an amount in excess of $250,000 other than settlement in the ordinary course of business or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent FindWhat financial statements set forth in the FindWhat SEC Documents (or the notes thereto) or incurred since the date of such financial statements in the ordinary course of business;

                  (xiii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract set forth in Section
3.16 in the FindWhat Disclosure Schedule, any other material Contract to which FindWhat is a party or any confidentiality agreement to which FindWhat is a party in a manner that would reasonably be expected to have a Material Adverse Effect on FindWhat and its subsidiaries taken as a whole;

                  (xiv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.1(c));

                  (xv) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $100,000 except for depreciation and amortization in accordance with generally accepted accounting principles consistently applied;

                  (xvi) incur or commit to any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, excluding capital expenditures provided for or contemplated by the capital budget approved by FindWhat's board of directors prior to the date hereof (copies of which have been provided to Espotting);

                  (xvii) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current or renewed or replacement policies;

                  (xviii) take any action to exempt or make not subject to (x) the provisions of any foreign takeover law or foreign law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Espotting or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

                  (xix) take any action that could likely result in the representations and warranties set forth in Article III becoming false or inaccurate in any material respect;

                  (xx) enter into or carry out any other transaction other than in the ordinary and usual course of business;

                  (xxi) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing;

                  (xxii) make or revoke any Tax election, file any material amended Tax Return, or settle any material audit or other proceeding with any Tax authority; or

                  (xxiii) agree in writing or otherwise to take any of the foregoing actions.

         (g) Stock Option Plan. FindWhat shall establish and submit to its stockholders for approval at the FindWhat Stockholders Meeting, a new stock option plan that shall be offered to certain FindWhat and Espotting directors, officers and employees after the Closing Date (the "FindWhat Stock Option Plan"), with such customary terms and conditions as shall allow FindWhat to meet its obligations under Section 2.4 hereof.

         (h) Notification. Between the date of this Agreement and the Closing Date, FindWhat shall promptly notify Espotting in writing if FindWhat becomes aware of any fact or condition that causes or constitutes a breach in any of its representations and warranties as of the date of this Agreement or any other date applicable to a representation or warranty as set forth herein. Should any such fact or condition require any change in the FindWhat Disclosure Schedule, FindWhat shall promptly deliver to Espotting a supplement to the FindWhat Disclosure Schedule specifying such change. Such delivery will not affect any rights of Espotting under any other provision of this Agreement. During the same period, FindWhat shall promptly notify Espotting in writing of the occurrence of any breach of any covenant of FindWhat in this Article or the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely.

5.3 Covenants of Espotting.

         (a) Espotting Stockholders Meeting. Subject to Section 5.1(c), Espotting shall take all action in accordance with the DGCL and the Espotting Certificate and the Espotting Bylaws necessary to duly call, give notice of, convene and hold a special meeting of Espotting Stockholders (the "Espotting Stockholders Meeting") to be held on the earliest practicable date determined in consultation with FindWhat to consider and vote upon approval of (i) the Merger,
(ii) this Agreement, (iii) the other transactions contemplated hereby, and (iv) the actions to be taken by Espotting as set forth in Section 5.3(d) below. Subject to Section 5.1(c), Espotting shall take all lawful actions to solicit the approval of the Merger, this Agreement and the transactions contemplated hereby, by the Espotting Stockholders, and the board of directors of Espotting shall recommend approval of the Merger, this Agreement and the transactions contemplated hereby by the Espotting Stockholders (to the extent not previously withdrawn pursuant to Section 5.1(c)).

         (b) Information for the Registration Statement and Preparation of Proxy Statement. Espotting shall promptly furnish FindWhat with all information concerning it as may be required for inclusion in the Proxy Statement and the Registration Statement, provided, Espotting shall use commercially reasonable efforts to furnish to FindWhat within eight (8) weeks of the date of this Agreement, the Espotting Financial Statements. For purposes of this Agreement, the term "Espotting Financial Statements" means the audited consolidated balance sheets of Espotting and the Espotting Subsidiaries as of March 31, 2001, 2002, and 2003, and the related audited statements of revenue, expenses, retained earnings, and cash flow and changes in stockholders' equity for such periods, including notes thereto, together with an accurate and correct copy of the reports on such information relating to Espotting and the Espotting Subsidiaries by Ernst & Young LLP; provided, further, that the Espotting Financial Statements shall comply as to form with the applicable accounting requirements and rules and regulations of the Commission and shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as may be indicated in the notes thereto), and shall fairly present the financial condition and results of operations of Espotting and the Espotting Subsidiaries as at the date thereof and for the period indicated therein in accordance with United States generally accepted accounting principles. Espotting shall cooperate with FindWhat in the preparation of the Proxy Statement and the Registration Statement in a timely fashion and shall use its reasonable best efforts to assist FindWhat in having the Registration Statement declared effective by the Commission as promptly as practicable after its filing. Espotting shall use all reasonable efforts to cooperate with FindWhat in the preparation and filing of the Proxy Statement with the Commission. Consistent with the timing for the Espotting Stockholders Meeting as determined by Espotting in consultation with FindWhat, Espotting shall use all reasonable efforts to mail at the earliest practicable date to Espotting Stockholders the Proxy Statement, which shall include the Espotting Board Recommendation to the extent not previously withdrawn in compliance with
Section 5.1(c).

         (c) Conduct of Espotting's Operations. During the period from the date of this Agreement to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except as may be agreed in writing by the parties, Espotting shall, and Espotting shall cause each of the Espotting Subsidiaries to, conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its commercially reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, Espotting shall not, and Espotting shall cause each of the Espotting Subsidiaries to not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.3(c) in the Espotting Disclosure Schedule, without the prior written consent of FindWhat:

                  (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock (except grants of Espotting options to Espotting employees in the ordinary course of business consistent with past practices provided that Espotting shall consult with FindWhat prior to making any such grants or making any recommendation to the Espotting board of directors with respect to such grants and provided further that any such grants shall be subject to the limitation set forth in Section 6.1(j)), (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of Espotting options that are outstanding as of the date hereof), or
(E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

                  (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than in the ordinary course of business;

                  (iii) make or propose any changes in the Espotting Certificate or the Espotting Bylaws;

                  (iv) merge or consolidate with any other person;

                  (v) acquire a material amount of assets or capital stock of any other person outside of the ordinary course of business consistent with past practice;

                  (vi) except for borrowings under existing credit facilities in the ordinary course of business consistent with past practices provided that Espotting shall consult with FindWhat prior to making any borrowings, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice in excess of $100,000;

                  (vii) create any subsidiaries; provided, prior to the Effective Time, Espotting shall cause all of the capital stock of any Espotting Subsidiary issued and outstanding to a nominee of Espotting and all of the capital stock of Espotting Media Ireland Limited, a corporation organized under the laws of Ireland, to be transferred to and owned by Espotting or a Key Espotting Subsidiary;

                  (viii) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than pursuant to Applicable Law or contractual commitments existing as of the date hereof in the ordinary course of business consistent with past practice with respect to non-officer employees, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee, or grant, re-price, or accelerate the exercise or payment of any Espotting options or other equity-based awards (except for grants to the extent permitted by Section 5.3(c)(i));

                  (ix) enter into, adopt or amend any Espotting Plan, except as may be required by Applicable Law, Section 5.3(d) or Section 5.3(e);

                  (x) take any action that could give rise to severance benefits payable to any officer or director of Espotting as a result of consummation of the transaction contemplated by this Agreement;

                  (xi) change any method or principle of accounting in a manner that is inconsistent with past practice except as contemplated by this Agreement and to the extent required by generally accepted accounting principles as advised by Espotting's regular independent accountants;

                  (xii) settle any Actions, whether now pending or hereafter made or brought involving, individually or in the aggregate, an amount in excess of $250,000 other than settlement in the ordinary course of business or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent Espotting Financial Statements (or the notes thereto) or incurred since the date of such financial statements in the ordinary course of business;

                  (xiii) modify, extend, amend or terminate, or waive, release or assign any rights or claims with respect to, any Contract set forth in
Section 4.16 in the Espotting Disclosure Schedule including without limitation the agreement between Espotting and Yahoo! Inc., any other material Contract to which Espotting is a party or any confidentiality agreement to which Espotting is a party in a manner that would reasonably be expected to have a Material Adverse Effect on Espotting;

                  (xiv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.1(c));

                  (xv) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $100,000 except for depreciation and amortization in accordance with generally accepted accounting principles consistently applied;

                  (xvi) incur or commit to any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, excluding capital expenditures provided for or contemplated by the capital budget approved by Espotting's board of directors prior to the date hereof (copies of which have been provided to FindWhat);

                  (xvii) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current or renewed or replacement policies;

                  (xviii) take any action to make Espotting or any Espotting Subsidiary not exempt from or subject to (x) the provisions of section 203 of the DGCL or any other state or foreign takeover law or state or foreign law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than FindWhat or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been not subject to the restrictive provisions thereof and exempt therefrom;

                  (xix) take any action that could likely result in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;

                  (xx) enter into or carry out any other transaction other than in the ordinary and usual course of business;

                  (xxi) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing;

                  (xxii) make or revoke any Tax election, file any material amended Tax Return, or settle any material audit or other proceeding with any material Tax authority; or

                  (xxiii) serve notice on any individuals holding unexpired and unexercised options under the EMI Plan within the terms of Rule 6.1.2 of the EMI Plan, or under the Espotting European Share Option and Warrant Plan (the "European Plan") within the terms of Rule 7.1.2 of the European Plan, or cause that any such individuals are granted new rights in substitution for their existing rights otherwise than in accordance with this Agreement; or

                  (xxiv) agree in writing or otherwise to take any of the foregoing actions.

         (d) Amendment of EMI Plan. Prior to the Effective Date, Espotting shall amend the rules of the EMI Plan to clarify that options granted thereunder do not lapse on completion of a change in control where a written notice of intention has been served on option holders of Espotting's intention to procure the grant of new rights in substitution for their existing rights, the terms of such amendment to be subject to the prior approval of FindWhat. Further, following such amendment and prior to the Effective Time, Espotting shall serve notice on the option holders of Espotting's intention to procure the grant of new rights in substitution for their existing rights, the terms of such notice to be also subject to the prior approval of FindWhat.

         (e) Amendment of European Plan. Prior to the business day immediately prior to the Closing Date, Espotting shall ensure that the maximum number of shares over which options and warrants may be granted under the European Plan pursuant to Rule 6.2 of the rules of the European Plan is sufficient to ensure that the board of directors of Espotting is able to grant the European Top-Up Options and EMI Top-Up European Options required pursuant to Sections 2.4(b) and
(d) of this Agreement and further, Espotting shall make any amendments to Rule 7 (Time of Exercise) and Rule 8 (Lapse of Options or Warrants) of the European Plan and such other rule or rules of the European Plan as may be requested by FindWhat prior to such time or as may be required to ensure that the options do not lapse on completion of a change in control. Such amendments to the European Plan shall only affect options and warrants to be granted under the European Plan after the date of such amendments and shall not affect subsisting options and warrants held under the European Plan, and the terms of all such amendments shall be subject to the prior approval of FindWhat.

         (f) Certificate Concerning Real Property Holding Company. On or before the Closing Date, an officer of Espotting shall provide a certificate to FindWhat, in a form that complies with Treas. Reg. 1.897-2(h) and Treas. Reg. 1.1445-2(c)(3), that it is not a U.S. real property holding corporation.

         (g) Notification. Between the date of this Agreement and the Closing Date, Espotting shall promptly notify FindWhat in writing if Espotting becomes aware of any fact or condition that causes or constitutes a breach in any of its representations and warranties as of the date of this Agreement or any other date applicable to a representation or warranty as set forth herein. Should any such fact or condition require any change in the Espotting Disclosure Schedule, Espotting shall promptly deliver to FindWhat a supplement to the Espotting Disclosure Schedule specifying such change. Such delivery will not affect any rights of FindWhat under any other provision of this Agreement. During the same period, Espotting shall promptly notify FindWhat in writing of the occurrence of any breach of any covenant of Espotting in this Article or the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely.

         (h) Conversion of Loan Notes. Espotting shall use reasonable best efforts to cause the holders of the Loan Notes to convert the Loan Notes into shares of Espotting Common Stock in accordance with that certain (i) Option Agreement, dated December 6, 2002, as amended by a Deed of Variation, dated August 19, 2002, in each case by and among Espotting, Espotting UK and such holders, and (ii) the B Loan Notes Option Agreement, dated August 19, 2002, by and among the parties thereto.

                                   ARTICLE VI

                                   CONDITIONS

6.1 Conditions to the Obligations of Each Party. The obligations of Espotting, FindWhat and Subcorp to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions:

         (a) This Agreement, the Merger, and the transactions contemplated hereby shall have been approved and adopted by Espotting Stockholders and the FindWhat Stockholders, respectively, in the manner required by any Applicable Law.

         (b) Any applicable waiting periods under any Antitrust Laws, including without limitation, the HSR Act, relating to the Merger and the transactions contemplated by this Agreement shall have expired or been terminated and any other approvals of any Governmental Authority shall have been obtained.

         (c) No provision of any Applicable Law or regulation and no judgment, injunction, order, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator and any Contract with any Governmental Authority pertaining to compliance with Applicable Law shall prohibit or enjoin the consummation of the Merger or the transactions contemplated by this Agreement or limit the ownership or operation by FindWhat, Espotting or any of their respective subsidiaries of any material portion of the businesses or assets of FindWhat or Espotting.

         (d) There shall not be pending any Action (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) except to the extent consistent with the obligations of Espotting and FindWhat under Section 5.1(a), seeking to prohibit or limit the ownership or operation by FindWhat, Espotting or any of their respective subsidiaries of, or to compel FindWhat, Espotting or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of FindWhat, Espotting or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of FindWhat to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit FindWhat or any subsidiary of FindWhat from effectively controlling in any material respect the business or operations of FindWhat or the subsidiaries of FindWhat.

         (e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

         (f) The FindWhat Common Shares to be issued in the Merger, FindWhat Common Shares subject to FindWhat Exchange Options and such other shares of FindWhat Common Shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

         (g) The FindWhat Stock Option Plan and the EMI Replacement Plan shall have been approved and adopted by the FindWhat Stockholders at the FindWhat Stockholders Meeting in the manner required by any Applicable Law.

         (h) The written consent of Beringea Ltd. ("Beringea") or a majority of the outstanding principal amount of the Loan Notes and a majority of the outstanding shares of Series A Preferred Stock of Espotting to adopt this Agreement and approve the transactions contemplated by this Agreement shall have been obtained and not revoked.

         (i) There shall be no more than 2,138,014 shares of Espotting Capital Stock issuable upon exercise of outstanding Espotting options and warrants.

         (j) All outstanding shares of Espotting Preferred Stock shall, by virtue of consummation of the Merger and without any further action on the part of Espotting or any holder of Espotting Preferred Stock, be cancelled simultaneous with the consummation of the Merger at the Effective Time pursuant to the terms of the Loan Notes and the corporate governing documents of Espotting and to the reasonable satisfaction of FindWhat and its counsel.

6.2 Conditions to Obligations of Espotting. The obligations of Espotting to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Espotting:

         (a) Each of the representations and warranties of each of FindWhat and Subcorp contained in this Agreement shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty), in each case on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of some other specified date, in which case as of such specified date), except where any such failure of the representations and warranties to be true and correct, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on FindWhat.

         (b) Each of FindWhat and Subcorp (i) shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are qualified as to Material Adverse Effect and (ii) shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are not qualified as to Material Adverse Effect except where such non-performance or non-compliance individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on FindWhat.

         (c) Each of FindWhat and Subcorp shall have furnished Espotting with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

         (d) Since the date of this Agreement, except to the extent contemplated by Section 3.11 in the FindWhat Disclosure Schedule, there shall not have been any change in the assets, liabilities, results of operations, business prospects, or financial condition of FindWhat and its subsidiaries taken as a whole that, individually or in the aggregate, would constitute a Material Adverse Effect on FindWhat.

         (e) All consents, the absence of which, in the aggregate, would be reasonably likely to have a Material Adverse Effect on FindWhat shall have been obtained.

         (f) FindWhat shall deliver to Espotting an unaudited balance sheet of FindWhat dated as of the Closing Date prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the period involved showing at least $27 million in cash.

         (g) Immediately prior to the Effective Time, FindWhat shall enter into a Registration Rights Agreement, in such form as set forth in Exhibit D, with each Espotting Affiliate who is not an executive officer or director of FindWhat after the Closing.

6.3 Conditions to Obligations of FindWhat and Subcorp. The obligations of FindWhat and Subcorp to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by FindWhat:

         (a) Each of the representations and warranties of Espotting contained in this Agreement shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty), in each case, on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of some other specified date, in which case, as of such specified date), except where any such failure of the representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

         (b) Espotting (i) shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are qualified as to Material Adverse Effect and (ii) shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are not qualified as to Material Adverse Effect except where such non-performance or non-compliance would not reasonably be expected to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

         (c) Espotting shall have furnished FindWhat with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

         (d) Since the date of this Agreement, except to the extent contemplated by Section 4.11 in the Espotting Disclosure Schedule, there shall not have been any change in the assets, liabilities, business prospects, results of operations or financial condition of Espotting and or any Key Espotting Subsidiary, that would constitute a Material Adverse Effect on Espotting or any Key Espotting Subsidiary.

         (e) All consents, the absence of which, in the aggregate, would be reasonably likely to have a Material Adverse Effect on Espotting or any Key Espotting Subsidiary shall have been obtained.

         (f) Beringea, as security trustee for the holders of the Loan Notes, shall have executed and delivered to Espotting and Espotting UK deeds of release, in form satisfactory to Espotting, evidencing the release and discharge of all charges and security granted by Espotting or any Ernest Subsidiary to Beringea as security trustee for the holders of the Loan Notes, and the termination of all shareholders agreements, registration rights agreements and guarantees entered into by Espotting or by any Espotting Subsidiary with Beringea and the other holders of the Loan Notes; provided that if any Loan Notes issued pursuant to the instrument dated August 19, 2002 made by Espotting and Espotting UK and constituting up to (pound)5,000,000 Loan Notes (the "B Loan Notes") remain in issuance after the Effective Time, it shall not be a condition that Beringea shall have executed and delivered to Espotting UK deeds of release in respect of those charges and security, and terminations of those guarantees as relate to the B Loan Notes.

         (g) Espotting's audited financial statements for the year ended March 31, 2003, shall show Espotting's net revenues for such period were not less than the amount set forth in Section 6.3(g) in the Espotting Disclosure Schedule and Espotting's operating loss for such period was not more than the amount set forth in Section 6.3(g) in the Espotting Disclosure Schedule.

                                  ARTICLE VII

                            TERMINATION AND AMENDMENT

7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by Espotting Stockholders or FindWhat Stockholders):

         (a) by mutual written consent of FindWhat and Espotting;

         (b) by either FindWhat or Espotting;

                  (i) if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining FindWhat or Espotting from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall have used reasonable best efforts to prevent the entry of and to remove such impediment to the Merger; or

                  (ii) if the Merger shall not have been consummated before December 31, 2003, provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                  (iii) if at the Espotting Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the Espotting Stockholders to approve the Merger and the transactions contemplated hereby shall not have been obtained;

                  (iv) if at the FindWhat Stockholders Meeting (including any adjournment or postponement thereof) the requisite vote of the FindWhat Stockholders to approve the Merger and the transactions contemplated hereby shall not have been obtained; or

                  (v) if there shall have been a material breach by the other of any of its covenants or agreements contained in this Agreement and, if such breach (other than a breach of FindWhat's obligations in Section 2.3(a)) is capable of being cured, such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach.

         (c) By Espotting, if prior to the approval of the Merger by the Espotting Stockholders, the board of directors of Espotting shall determine in good faith, after consultation with its financial and legal advisors, that any written proposal from a third party for a Competing Transaction received after the date hereof that was not solicited or encouraged by Espotting or any Espotting Subsidiaries or affiliates in violation of this Agreement is more favorable to the Espotting Stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by FindWhat in response to such Competing Transaction) and is in the best interest of the Espotting Stockholders, and the board of directors of Espotting has determined in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to enter into such a Competing Transaction would constitute a breach of its fiduciary duties under Applicable Law, Espotting may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to, and recommend to the Espotting Stockholders such Competing Transaction, provided that, prior to any such termination, (i) Espotting has provided FindWhat written notice that it intends to terminate this Agreement pursuant to this Section 7.1(c), identifying the Competing Transaction then determined to be more favorable and the party thereto and delivering a copy of the Acquisition Agreement for such Competing Transaction in the form to be entered into, and
(ii) at least five full business days after Espotting has provided the notice referred to in clause (i) above, Espotting delivers to FindWhat (A) a written notice of termination of this Agreement pursuant to this Section 7.1(c), (B) a wire transfer of immediately available funds in the amount of the Termination Fee (as defined in Section 7.2(b)), as liquidated damages and not as a penalty, and (C) FindWhat's Costs in accordance with Section 7.2(d).

         (d) by FindWhat if Espotting has breached any of its representations and warranties in Article IV of this Agreement and as a result thereof, the condition set forth in Section 6.3(a) could not be satisfied;

         (e) by Espotting if FindWhat and Subcorp shall have breached any of their representations and warranties in Article III of this Agreement and as a result thereof, the condition set forth in Section 6.2(a) could not be satisfied;

         (f) by Espotting, if (i) the directors of FindWhat shall have failed to include in the Proxy Statement the FindWhat Board Recommendation, (ii) the directors of FindWhat shall have withdrawn the FindWhat Board Recommendation,
(iii) the directors of FindWhat shall have modified or changed the FindWhat Board Recommendation in a manner adverse to Espotting (it being agreed that any disclosure of information required by Applicable Law regarding FindWhat's operations shall not be deemed a modification or change of the FindWhat Board Recommendation in a manner adverse to Espotting), provided that Espotting shall not be entitled to terminate this Agreement pursuant to this clause (iii) unless it has notified FindWhat in writing that it intends to terminate the Agreement pursuant to this clause (iii) and FindWhat has not, within two business days after receipt of Espotting's notice, revised the FindWhat Board Recommendation in a manner not so adverse, (iv) a tender or exchange offer relating to securities of FindWhat shall have been commenced and FindWhat shall not have sent to its security holders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that FindWhat's board of directors recommends rejection of such tender or exchange offer, (v) the directors of FindWhat shall have approved or recommended to the stockholders of FindWhat a Competing Transaction, (vi) the directors of FindWhat shall have approved or recommended that the stockholders of FindWhat tender their FindWhat Common Shares into any tender offer or exchange offer that is a Competing Transaction or is related thereto, (vii) FindWhat willfully breaches any of its obligations under Section 5.1(c) of this Agreement that results in a person making a proposal for a Competing Transaction, (viii) FindWhat shall have materially breached its obligations under this Agreement by reason of a failure to call the FindWhat Stockholders Meeting in accordance with Section 5.2(a), or
(ix) the directors of FindWhat shall have adopted a resolution to do any of the foregoing specified in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), or
(viii); or

         (g) by FindWhat, if: (i) the directors of Espotting shall have failed to make the Espotting Board Recommendation, (ii) the directors of Espotting shall have withdrawn the Espotting Board Recommendation, (iii) the directors of Espotting shall have modified or changed the Espotting Board Recommendation in a manner adverse to FindWhat (it being agreed that any disclosure of information required by Applicable Law regarding FindWhat's operations shall not be deemed a modification or change of the Espotting Board Recommendation in a manner adverse to FindWhat), provided that FindWhat shall not be entitled to terminate this Agreement pursuant to this clause (iii) unless it has notified Espotting in writing that it intends to terminate the Agreement pursuant to this clause (iii) and Espotting has not, within two business days after receipt of FindWhat's notice, revised the Espotting Board Recommendation in a manner not so adverse,
(iv) the directors of Espotting shall have approved or recommended to the stockholders of Espotting a Competing Transaction, (v) Espotting willfully breaches any of its obligations under Section 5.1(c) of this Agreement that results in a person making a proposal for a Competing Transaction, (vi) Espotting shall have materially breached its obligations under this Agreement by reason of a failure to call the Espotting Stockholders Meeting in accordance with Section 5.3(a), or (vii) the directors of Espotting shall have adopted a resolution to do any of the foregoing specified in clauses (i), (ii), (iii),
(iv), (v), or (vi).

7.2 Effect of Termination.

         (a) Termination Fee and Costs. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the second sentence of Section 5.1(d) and the provisions of Sections 7.2 and 8.10, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement and provided, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other party for its out-of-pocket costs, fees and expenses of its counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and shareholders' meetings and consents, up to an aggregate of $1.0 million ("Costs").

         (b) Payment of Termination Fee. In the event that

                  (1) a bona fide Competing Transaction shall have been publicly disclosed or has been made directly to a Competing Transaction Party's stockholders or any person has announced an intention (whether or not conditional) to make a bona fide proposal for a Competing Transaction involving the Competing Transaction Party and thereafter this Agreement is terminated: (x) by the other party (the "Terminating Party") pursuant to Section 7.1(b)(v), (d) or (e) (provided that the breach or failure to perform giving rise to the Terminating Party's right to terminate under Section 7.1(b)(v) or Sections 7.1(d) and (e) shall have been willful), (y) by the Terminating Party pursuant to Section 7.1(f)(vii) or Section 7.1(g)(v) and, in any case, within twelve months of termination either the Competing Transaction Party enters into definitive agreement with respect to a Business Combination or a Business Combination is consummated, or

                  (2) this Agreement is terminated (x) by Espotting pursuant to
                  Section 7.1(f) (other than Section 7.1(f)(vii)) or (y) by FindWhat pursuant to Section 7.1(g) (other than Section 7.1(g)(v)) (for purposes of this Section 7.2, the party not terminating pursuant to this clause (2) shall be deemed the "Competing Transaction Party"), then the Competing Transaction Party shall pay the Terminating Party a fee equal to $7 million (the "Termination Fee"), payable by wire transfer of immediately available funds, such payment to be made (A) in the case of the termination contemplated by clause (1), on the earlier of the date the Competing Transaction Party enters into a definitive agreement or a Competing

Transaction is consummated, (B) in the case of a termination contemplated by clause (2), within five (5) business days of such termination. Within five (5) business days of the final determination of Costs pursuant to Section 7.2(d) below, the Competing Transaction Party shall reimburse the Terminating Party for all of its Costs. The parties acknowledge that the agreements contained in this
Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If either party shall successfully bring an action to enforce its rights under this Section 7.2(b), the other party shall reimburse such party for its reasonable fees and expenses in connection therewith and shall pay such party interest on the Termination Fee and Costs from the date the Termination Fee becomes payable to the date of payment at the publicly announced prime rate of Citibank, N.A. in effect on the date the Termination Fee became payable.

         (c) Business Combination. For the purposes of this Section 7.2, "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving a party hereto as a result of which that party's stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of more than 50% of the assets of a party and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than the other party hereto or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the capital stock of such party whether by tender or exchange offer or otherwise.

         (d) Costs Determination. The Terminating Party will submit to the Competing Transaction Party, within 30 days after notice of termination is delivered to the Competing Transaction Party which termination would obligate the Competing Transaction Party to pay the Terminating Party's Costs pursuant to
Section 7.1(c) or Section 7.2(b), a written determination of its final Costs, detailing the calculation of such final Costs, which shall not exceed the limitation set forth in Section 7.2(a) above. The other party shall have 30 days after receipt of the determination of final Costs within which to object to such determination. If the non-terminating party fails to object by written notice to the other party within such 30-day period, the non-terminating party will be deemed to have accepted and agreed to such final Costs, whereupon such determination shall be final and binding upon the parties. If the non-terminating party objects to such determination, then the parties agree to meet within ten days after the other party has received written notice of the objection to discuss such objection. At the conclusion of such meeting, the parties will either (i) agree to accept the determination of final Costs, making such determination final and binding on all parties, (ii) agree to a revised amount of final Costs, whereupon such determination shall be final and binding on all parties, or (iii) direct the parties' accountants to review the determination of final Costs in light of specific calculations or methodologies in dispute, report to each party the results of such review, such accountants' conclusions with respect thereto, and a final determination of the amount of the Costs, whereupon such determination shall be final and binding on all parties. Any adjustment to the payment of the initial estimate of Costs which may have been paid pursuant to Section 7.1(b)(v) or the payment of Costs pursuant to this
Section 7.2 shall be paid in immediately available funds to an account designated by the Terminating Party.

7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after adoption of this Agreement by Espotting Stockholders and the FindWhat Stockholders, but after any such approval, no amendment shall be made that by law requires further approval or authorization by the Espotting Stockholders or the FindWhat Stockholders or by agreement requires the consent of Beringea or a majority of the outstanding principal amount of the Loan Notes without such further approval, authorization or consent. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.4 Extension; Waiver. At any time prior to the Effective Time, FindWhat (with respect to Espotting) and Espotting (with respect to FindWhat and Subcorp) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements made herein by the parties hereto shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to FindWhat or Subcorp.

         FindWhat.com
         5220 Summerlin Commons Blvd.
         Suite 500
         Ft. Myers, Florida 33907
         Attention:  Chairman and Chief Executive Officer
         Facsimile (239) 561-7224
with a copy to:

         Porter, Wright, Morris & Arthur LLP
         41 S. High Street
         Columbus, Ohio 43215
         Attention:  John B. Pisaris, Esq. and Mark B. Koogler, Esq.
         Facsimile:  (614) 227-2100

with a further copy to:

         Baker & McKenzie
         One Prudential Plaza
         Suite 3500
         130 East Randolph Drive
         Chicago, Illinois 60601
         Attention: Philip S. Stamatakos, Esq.
         Facsimile:  (312) 861-7975

(b)      if to Espotting:

         Espotting, Inc.
         91, Brick Lane
         London, United Kingdom
         E1 6QL
         Attention: President
         Facsimile: (44-20) 7530 0554

with a copy to:

         Fulbright & Jaworski L.L.P.
         666 Fifth Avenue, 31st Floor
         New York, New York 10103-3198
         Attention:  Gregg Berman, Esq.
         Facsimile: (212) 318-3400

8.3 Interpretation.

         (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings, the table of contents and the index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         (b) For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any person shall be deemed to occur if any event, change or effect, has occurred which has a material adverse effect on the business, assets (including intangible assets), liabilities (contingent or otherwise), results of operations, business prospects, or financial condition of such person, or a material adverse effect on the ability of such person to consummate Merger and the other transactions contemplated hereby; provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect:

                  (i) with respect to any person, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, business prospects, or results of operations of such party or any of its subsidiaries directly or indirectly arising out of or attributable to any decrease in the market price of FindWhat Common Shares (but not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a Material Adverse Effect on FindWhat);

                  (ii) with respect to any person, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, business prospects, or results of operations of such person directly or indirectly arising out of or attributable to conditions, events, or circumstances generally affecting the economies of the United States, United Kingdom or continental Europe;

                  (iii) with respect to any person, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, business prospects, or results of operations of such person directly or indirectly arising out of or attributable to the general state of industries and market sectors in which such person operates; and

                  (iv) with respect to Espotting or any Key Espotting Subsidiary any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, or results of operations of Espotting or any Key Espotting Subsidiary directly or indirectly arising out of or attributable to the loss by Espotting or any Key Espotting Subsidiary of any of its business prospects or customers (including business of such business prospects or customers), suppliers or employees (including, without limitation, any financial consequence of such loss of customers (including business of such customers), suppliers or employees) due primarily to the transactions contemplated hereby or the or public announcement of this Agreement, in each case arising after the date of this Agreement, or arising out of or attributable to the status of Espotting's agreements and relationship with its largest distribution partner as of the date of this Agreement or Lycos, Inc. for any reason.

         (c) For purposes of this Agreement, a "subsidiary" when used with respect to any party means any individual partnership, firm, corporation, association, trust, unincorporated organization (including any representative office or branch) or other entity under the laws of any jurisdiction, (i) of which such party or another subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have 50% or more of the voting interests in such partnership) or (ii) 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or one or more of its subsidiaries (or if there are no such voting securities or interests, 50% or more of the equity interests of which is directly or indirectly owned or controlled by such party or one or more of its subsidiaries).

         (d) For purposes of this Agreement, "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or beneficially owns or has the power to vote or direct the vote of 10% of more of the voting stock (or of any other form of general partnership, limited partnership or voting equity interest in the case of a person that is not a corporation) of such other person. For purposes of this definition, "control," including the terms "controlling" and "controlled," means through the ownership of voting securities, by contract or credit arrangement, as trustee, partner or executor or otherwise.

         (e) For purposes of this Agreement, "knowledge" of a party shall mean the actual knowledge of such party's or such party's subsidiaries' executive officers, managers or directors (or foreign equivalent) having primary responsibility for such matter.

8.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

8.6 Third-Party Beneficiaries. Except for the agreement set forth in Section 5.2(c), nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

8.7 Governing Law; Venue.

         (a) Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of laws rules. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in Delaware. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 8.7 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

8.8 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Additionally, notwithstanding the foregoing or anything to the contrary contained in this Agreement, FindWhat is specifically permitted to adopt a holding company structure pursuant to Section 251(g) of the Delaware General Corporation Law and assign this Agreement to the holding company or consummate FindWhat's previously approved reincorporation into the State of Delaware.

8.10 Expenses. Subject to the provisions of Section 7.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

8.11 Severability. The invalidity or unenforceability in whole or in part of any covenant, promise or undertaking, or any section, subsection, sentence, clause, phrase, word, or any of the provisions of this Agreement will not affect the validity or enforceability of the remaining portions of this Agreement. If for any reason, any provision is determined to be invalid or in conflict with any existing, or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation or have any other effect upon such other provisions of this Agreement as may remain otherwise valid, and the latter will continue to be given full force and effect and bind the parties hereto.

8.12 Non-Solicitation Agreement. Upon this Agreement becoming effective, that certain Agreement dated March 26, 2003, by and between FindWhat and Espotting, with respect to the respective parties' covenants not to solicit, among other things, a Competing Transaction, is terminated and the relationship of the parties with respect to a Competing Transaction and related matters shall be governed by this Agreement.



                            (Signature Page Follows)

         IN WITNESS WHEREOF, FindWhat, Subcorp and Espotting have signed this Agreement as of the date first written above.

                                  FINDWHAT.COM

                                  By: /s/  Craig Pisaris-Henderson
                                     -------------------------------------------
                                  Name:  Craig Pisaris-Henderson
                                  Title: Chairman, Chief Executive Officer and
                                         President


                                  WHO MERGER CORP.

                                  By: /s/ Craig Pisaris-Henderson
                                     -------------------------------------------
                                  Name:  Craig Pisaris-Henderson
                                  Title: President

                                  ESPOTTING MEDIA INC.

                                  By: /s/ Daniel Ishag
                                    --------------------------------------------
                                  Name:  Daniel Ishag
                                  Title: President and Chief Executive Officer


                                                                                                              Page

ARTICLE I             THE MERGER.................................................................................2

         1.1      The Merger.....................................................................................2

         1.2      Effective Time.................................................................................2

         1.3      Effects of the Merger..........................................................................2

         1.4      Certificate of Incorporation and Bylaws........................................................2

         1.5      Directors and Officers of the Surviving Corporation............................................2

         1.6      Additional Actions.............................................................................3

ARTICLE II            CONVERSION OF SECURITIES...................................................................3

         2.1      Merger Consideration; Exchange Ratio; Conversion of Capital Stock..............................3

         2.2      Fractional Shares; Adjustments.................................................................4

         2.3      Exchange of Certificates.......................................................................5

         2.4      Treatment of Stock Options and Warrants........................................................8

         2.5      Dissenting Shares.............................................................................11

         2.6      Board of Directors of FindWhat................................................................12

         2.7      Executive Advisory Board......................................................................12

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF FINDWHAT AND SUBCORP....................................12

         3.1      Organization and Standing.....................................................................12

         3.2      Corporate Power and Authority.................................................................13

         3.3      Capitalization of FindWhat and Subcorp........................................................13

         3.4      Conflicts; Consents and Approvals.............................................................15

         3.5      Brokerage and Finders' Fees...................................................................16

         3.6      FindWhat SEC Documents........................................................................16

         3.7      Books and Records; Registration Statement.....................................................17

         3.8      Board Recommendation; Required Vote...........................................................17

         3.9      Compliance with Law...........................................................................18

         3.10     Litigation....................................................................................18

         3.11     No Material Adverse Change....................................................................18

         3.12     Taxes.........................................................................................19

         3.13     Intellectual Property.........................................................................20



         3.14     Title to and Condition of Properties..........................................................22

         3.15     Employee Benefit Plans........................................................................22

         3.16     Contracts.....................................................................................25

         3.17     Labor Matters.................................................................................28

         3.18     Undisclosed Liabilities.......................................................................29

         3.19     Operation of FindWhat's Business; Relationships...............................................29

         3.20     Permits.......................................................................................29

         3.21     Environmental Matters.........................................................................29

         3.22     Takeover Laws.................................................................................30

         3.23     Accounts Receivable...........................................................................30

         3.24     Insurance.....................................................................................30

         3.25     Opinion of Financial Advisor..................................................................31

         3.26     Foreign Corrupt Practices Act.................................................................31

         3.27     Subcorp.......................................................................................32

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF ESPOTTING...............................................32

         4.1      Organization and Standing.....................................................................32

         4.2      Subsidiaries..................................................................................33

         4.3      Corporate Power and Authority.................................................................34

         4.4      Capitalization of Espotting...................................................................34

         4.5      Conflicts; Consents and Approvals.............................................................35

         4.6      Brokerage and Finders' Fees...................................................................36

         4.7      Registration Statement; Proxy Statement.......................................................36

         4.8      Espotting Financial Statements................................................................36

         4.9      Compliance with Law...........................................................................37

         4.10     Litigation....................................................................................38

         4.11     No Material Adverse Change....................................................................38

         4.12     Taxes.........................................................................................38

         4.13     Intellectual Property.........................................................................40

         4.14     Title to and Condition of Properties..........................................................42

         4.15     Employee Benefit Plans........................................................................42

         4.16     Contracts.....................................................................................45



         4.17     Labor Matters.................................................................................47

         4.18     Undisclosed Liabilities.......................................................................48

         4.19     Operation of Espotting's Business; Relationships..............................................48

         4.20     Permits.......................................................................................49

         4.21     Environmental Matters.........................................................................49

         4.22     Board Recommendation; Required Vote...........................................................49

         4.23     Takeover Laws.................................................................................50

         4.24     Accounts Receivable...........................................................................50

         4.25     Insurance.....................................................................................50

         4.26     Employment Agreements .........................................................................51

         4.27     Opinion of Financial Advisor..................................................................51

         4.28     Data Protection Matters.......................................................................51

         4.29     Foreign Corrupt Practices Act.................................................................52

         4.30.....EMI Option Agreements.........................................................................52

ARTICLE V             COVENANTS OF THE PARTIES..................................................................53

         5.1      Mutual Covenants..............................................................................53

         5.2      Covenants of FindWhat.........................................................................59

         5.3      Covenants of Espotting........................................................................66

ARTICLE VI            CONDITIONS................................................................................71

         6.1      Conditions to the Obligations of Each Party...................................................71

         6.2      Conditions to Obligations of Espotting........................................................72

         6.3      Conditions to Obligations of FindWhat and Subcorp.............................................73

ARTICLE VII           TERMINATION AND AMENDMENT.................................................................74

         7.1      Termination...................................................................................74

         7.2      Effect of Termination.........................................................................77

         7.3      Amendment.....................................................................................79

         7.4      Extension; Waiver.............................................................................79

ARTICLE VIII          MISCELLANEOUS.............................................................................79

         8.1      Survival of Representations and Warranties....................................................79

         8.2      Notices.......................................................................................79




         8.3      Interpretation................................................................................80

         8.4      Counterparts..................................................................................82

         8.5      Entire Agreement..............................................................................82

         8.6      Third-Party Beneficiaries.....................................................................82

         8.7      Governing Law; Venue..........................................................................82

         8.8      Specific Performance..........................................................................83

         8.9      Assignment....................................................................................83

         8.10     Expenses......................................................................................83

         8.11     Severability..................................................................................83

         8.12     Non-Solicitation Agreement....................................................................83


                                                        INDEX OF DEFINED TERMS

   DEFINED TERM                                SECTION                 PAGE NO.

Acquisition Agreement.......................... 7.1(b)(v)                  75
Action......................................... 3.10                       18
Adjustment Amount.............................. 2.1(b)                      3
Affiliates..................................... 8.3(d)                     82
Agreement...................................... Preamble                    1
Antitrust Laws................................. 5.1(a)(ii)                 53
Applicable Laws................................ 3.9                        18
Benefit Obligation............................. 3.15(a)                    22
Beringea....................................... 6.1(i)                     72
B Loan Notes................................... 6.3(f)                     74
Business Combination........................... 7.2                        78
Certificate of Merger.......................... 1.2                         2
Certificates................................... 2.2(b)                      4
Closing........................................ 1.2                         2
Closing Date................................... 1.2                         2
Commission..................................... 2.4(h)                     11
Competing Transaction.......................... 5.1(c)(i)                  55
Competing Transaction Party.................... 5.1(c)(i)                  55
Confidentiality Agreement...................... 5.1(d)                     57
Contract....................................... 3.16                       25
Costs.......................................... 7.2(a)                     77
Data Protection Laws........................... 4.28(d)                    51
Delaware Secretary of State.................... 1.2                         2
Designated Espotting Stockholders.............. Preliminary Statement D     1
Designated FindWhat Stockholders............... Preliminary Statement E     1
Dissenting Shares.............................. 2.5                        11
DGCL........................................... 1.1                         2
Effective Time................................. 1.2                         2
EMI Option Holder.............................. 2.4(c)                      9
EMI Options.................................... 2.4(c)                      9
EMI Plan....................................... 2.4(c)                      9
EMI Replacement Option Plan.................... 5.2(a)                     59
EMI Top-Up Options............................. 2.4(d)                      9
Employer's NICs................................ 4.30                       52
Encumbrances................................... 3.3(c)                     14
Environmental Laws............................. 3.21                       30
Environmental Permit........................... 3.21                       30
ERISA.......................................... 3.15(a)                    22
ERISA Affiliate................................ 3.15(a)                    22
Espotting...................................... Preamble                    1
Espotting Affiliates........................... 5.1(g)                     59
Espotting Board Recommendation................. 4.22                       49
Espotting Bylaws............................... 4.1                        33
Espotting Capital Stock........................ 4.4                        35
Espotting Certificate.......................... 4.1                        32
Espotting Common Stock......................... 4.4                        34
Espotting Consultants.......................... 4.17(a)                    47

Espotting Controlled Group Liability........... 4.15                       42
Espotting Disclosure Schedule.................. 4.1                        33
Espotting Employee............................. 4.15(a)                    42
Espotting Employment and Labor Agreements...... 4.17(b)                    47
Espotting Financial Statements................. 5.3(b)                     66
Espotting Intellectual Property................ 4.13(a)                    41
Espotting Permits.............................. 4.20                       49
Espotting Plans................................ 4.15(a)                    42
Espotting Preferred Stock...................... 4.4                        34
Espotting Stockholders......................... Preliminary Statement B     1
Espotting Stockholders Meeting................. 5.3(a)                     66
Espotting Stockholder Voting Agreement......... Preliminary Statement D     1
Espotting Subsidiary Governing Documents....... Section 4.1                33
Espotting Subsidiary........................... 4.2(a)                     33
Espotting UK................................... 4.4                        35
Espotting UK Financial Statements.............. 4.8(b)                     37
European Option................................ 2.4(a)                      8
European Option Holder......................... 2.4(a)                      8
European Plan.................................. 5.3(c)(xxiii)              69
European Top-Up Options........................ 2.4(b)                      8
Exchange Act................................... 2.4(h)                     11
Exchange Agent................................. 2.3(a)                      5
Exchange Fund.................................. 2.3(a)                      5
Exchange Ratio................................. 2.1(b)                      4
FindWhat....................................... Preamble                    1
FindWhat Articles.............................. 3.1                        13
FindWhat Board Recommendation.................. 3.8                        18
FindWhat Bylaws................................ 3.1                        13
FindWhat Common Shares......................... 3.3(a)                     13
FindWhat Controlled Group Liability............ 3.15(a)                    22
FindWhat Disclosure Schedule................... 3.1(a)                     13
FindWhat Employee.............................. 3.15(a)                    22
FindWhat Employment and Labor Agreements....... 3.17(b)                    28
FindWhat European Exchange Option.............. 2.4(a)                      8
FindWhat Exchange Options...................... 2.4(e)                     10
FindWhat Intellectual Property................. 3.13(a)                    21
FindWhat Plans................................. 3.15(a)                    23
FindWhat Permits............................... 3.20                       29
FindWhat Preferred Shares...................... 3.3(a)                     13
FindWhat SEC Documents......................... 3.6                        16
FindWhat Stockholder Voting Agreement.......... Preliminary Statement E     1
FindWhat Stockholders.......................... Preliminary Statement A     1
FindWhat Stockholders Meeting.................. 5.2(a)                     59
FindWhat Stock Option Plan..................... 5.2(g)                     65
Governmental Authority......................... 3.4(c)                     15
Hazardous Material............................. 3.21                       30
HSR Act........................................ 3.4(d)                     16
Indemnified Party.............................. 5.2(b)(i)                  60
Intellectual Property.......................... 3.13(a)                    20
Key Espotting Subsidiary....................... 4.2(c)                     34
Knowledge...................................... 8.3(e)                     82
Loan Notes..................................... 4.4                        35
Material Adverse Effect........................ 8.3(b)                     81
Merger......................................... Preliminary Statement A     1

Merger Consideration........................... 2.1(a)                      3
Multiemployer Plan............................. 3.15(a)                    23
Multiple Employer Plan......................... 3.15(a)                    23
NASD........................................... 2.6(a)                     12
NASDAQ......................................... 3.4(d)                     15
Non Solicitation Party......................... 5.1(c)(i)                  56
Option Exchange Ratio.......................... 2.4(a)                      8
Option Schedule................................ 4.4                        35
Order.......................................... 5.1(a)(ii)                 54
Personal Data.................................. 4.28(d)                    51
Prospectus..................................... 3.7(b)                     17
Proxy Statement................................ 3.7(b)                     17
Qualified Plan................................. 3.15(a)                    23
Registration Statement......................... 3.7(b)                     17
Restrictive Period............................. 2.3(i)                      8
Section 16..................................... 2.4(h)                     11
Stock Consideration............................ 2.1(c)                      4
Subcorp........................................ Preamble                    1
Subsidiary..................................... 8.3(c)                     81
Superior Proposal.............................. 5.1(c)                     56
Surviving Corporation.......................... 1.1                         2
Taxes.......................................... 3.12(h)                    20
Tax Returns.................................... 3.12(g)                    20
Terminating Party.............................. 7.2(b)                     77
Termination Fee................................ 7.2(b)                     77
Total Cash Amount.............................. 2.1(b)                      3